Filed Pursuant to Rule 424(b)(2)

Registration No. 333-192051

Prospectus Supplement

(to Prospectus dated November 18, 2013)

JAVELIN Mortgage Investment Corp.

2014 Dividend Reinvestment and Stock Purchase Plan

1,000,000 Shares of Common Stock

This 2014 Dividend Reinvestment and Stock Purchase Plan, or the Plan, is designed to provide current holders of our common stock, par value $0.001 per share, and other interested investors with a convenient and economical method to invest funds and reinvest dividends in shares of our common stock. This prospectus supplement relates to 1,000,000 shares of common stock issuable under the Plan.

By participating in the Plan, you may purchase additional shares of our common stock by reinvesting some or all of the cash dividends that you receive on your shares of our common stock. If you elect to participate in the Plan, you may also make optional cash purchases of shares of our common stock of between $50 and $10,000 per month and, with our prior approval, in excess of $10,000 per month. Shares of our common stock purchased under the Plan in excess of $10,000 per month may be acquired at discounts from the prevailing market price as determined by us from time to time.  The Plan highlights include:

•

Any holder of shares of our common stock may elect to participate in the Plan.

•

Interested new investors who are not currently holders of our common stock may make their initial purchase through the Plan.

•

Up to a 3% discount on optional cash purchases of shares in excess of $10,000 per month purchased under the Plan.

•

Full or partial dividend reinvestment options.

•

Optional cash purchases of between $50 and $10,000 per month and, with our prior approval, optional cash purchases in excess of $10,000 per month.

•

Shares purchased will be maintained in your name in book-entry form at no charge to you.

•

Detailed recordkeeping and reporting will be provided at no charge to you.

•

Optional automatic investment withdrawals from your bank account.

This prospectus supplement relates to the offer and sale of up to 1,000,000 shares of our common stock under the Plan.  Participants should retain this prospectus supplement for future reference.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “JMI.”

We have elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 2012. To assist us in qualifying as a REIT, among other purposes, stockholders are generally restricted under our charter from beneficially owning more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock.

Our principal office is located at 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963.  Our telephone number is (772) 617-4340.

Investing in our securities involves risks.  You should carefully consider the risks described in the Registration Statement on Form S-3 of which this prospectus supplement forms a part, our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which descriptions are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus supplement hereto and the accompanying prospectus before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is February 7, 2014

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
SPECIAL NOTE REGARDING FORWARD−LOOKING STATEMENTS	S-2
JAVELIN MORTGAGE INVESTMENT CORP.	S-4
DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN	S-5
USE OF PROCEEDS	S-6
DESCRIPTION OF THE PLAN	S-7
PLAN OF DISTRIBUTION	S-19
LEGAL MATTERS	S-20
EXPERTS	S-20
WHERE YOU CAN FIND MORE INFORMATION	S-20
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	S-20

PROSPECTUS

GLOSSARY	ii
ABOUT THIS PROSPECTUS	1
SPECIAL NOTE REGARDING FORWARD−LOOKING STATEMENTS	2
PROSPECTUS SUMMARY	4
RISK FACTORS	7
USE OF PROCEEDS	7
RATIO OF EARNINGS TO FIXED CHARGES	7
DESCRIPTION OF COMMON STOCK, PREFERRED STOCK AND WARRANTS	8
DESCRIPTION OF DEPOSITARY SHARES	13
DESCRIPTION OF DEBT SECURITIES	16
CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR CHARTER AND BYLAWS	24
U.S. FEDERAL INCOME TAX CONSIDERATIONS	28
PLAN OF DISTRIBUTION	46
LEGAL MATTERS	50
EXPERTS	50
WHERE YOU CAN FIND MORE INFORMATION	50
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	50

You should rely only on the information contained in this document or to which we have referred you.  We have not authorized anyone to provide you with information that is different.  This document may only be used where it is legal to sell these securities.  The information in this document may only be accurate on the date of this document.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, or Commission.  It is important for you to consider the information contained in this prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and "Incorporation of Certain Documents by Reference."

You should rely only on the information incorporated by reference or set forth in this prospectus supplement.  We have not authorized anyone else to provide you with additional or different information.  You should not assume that the information in this prospectus supplement or any other offering material is accurate as of any date other than the dates on the front of those documents.

When used in this prospectus supplement or the accompanying prospectus, the terms “JAVELIN,” “company,” “issuer,” “registrant,” “we,” “our,” and “us” refer to JAVELIN Mortgage Investment Corp. “Manager” or “ARRM” refers to ARMOUR Residential Management LLC, an investment advisor registered with the SEC and a Delaware limited liability company, which is our external manager.

SPECIAL NOTE REGARDING FORWARD−LOOKING STATEMENTS

This prospectus supplement contains various “forward-looking statements.” Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. All forward-looking statements may be impacted by a number of risks and uncertainties, including statements regarding the following subjects:

•

our business and investment strategy;

•

our anticipated results of operations;

•

statements about future dividends;

•

our ability to obtain financing arrangements;

•

our understanding of our competition and ability to compete effectively;

•

market, industry and economic trends; and

•

interest rates.

The forward-looking statements in this prospectus supplement are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our securities, along with the following factors that could cause actual results to vary from our forward-looking statements:

(1)

the factors referenced in this prospectus supplement, including those set forth under the section captioned “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and

Results of Operations,” which are incorporated herein by reference to our Annual Report on Form

10-K for the fiscal year ended December 31, 2012 and our subsequent Quarterly Reports on Form

10-Q;

(2)

the impact of the U.S. Federal Reserve's (the “Fed”) third quantitative easing program on the prices and liquidity of agency and non-agency mortgage-backed securities or other securities in which we invest;

(3)

the impact of the federal conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the federal government;

(4)

the possible material adverse effect on our business if the U.S. Congress passed legislation reforming or winding down Fannie Mae or Freddie Mac;

(5)

actions by the Fed which could cause a flattening of the yield curve, which could materially adversely affect our business, financial condition and results of operations and our ability to pay distributions to our stockholders;

(6)

mortgage loan modification programs and future legislative action;

(7)

changes in applicable laws and regulations.

(8)

availability, terms and deployment of capital;

(9)

changes in interest rates, interest rate spreads, the yield curve or prepayment rates;

(10)

general volatility of the financial markets, including markets for mortgage securities;

(11)

the downgrade of the U.S. Government’s or certain European countries’ credit ratings and future downgrades of the U.S. Government’s or certain European countries’ credit ratings may materially adversely affect our business, financial condition and results of operations;

(12)

inflation or deflation;

(13)

availability of suitable investment opportunities;

(14)

the degree and nature of our competition, including competition for agency securities from the U.S. Treasury;

(15)

changes in economic conditions generally;

(16)

changes in our business and investment strategy;

(17)

our failure to maintain an exemption from being regulated as a commodity pool operator;

(18)

our dependence on our Manager and ability to find a suitable replacement if our Manager were to terminate its management relationship with us;

(19)

the existence of conflicts of interest in our relationship with our Manager and certain of our directors and our officers and affiliated entities, which could result in decisions that are not in the best interest of our stockholders;

(20)

our management’s competing duties to other affiliated entities, which could result in decisions that are not in the best interests of our stockholders;

(21)

changes in personnel at our Manager or the availability of qualified personnel at our Manager;

(22)

limitations imposed on our business by our status as a REIT;

(23)

the potential burdens on our business of maintaining our exclusion from the Investment Company

Act of 1940 (the “1940 Act”) and possible consequences of losing that exemption; and

(24)

changes in GAAP, including interpretations thereof.

We cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on forward-looking statements, which apply only as of the date of this prospectus supplement. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this report to reflect new information, future events or otherwise, except as required under the U.S. federal securities laws.

JAVELIN MORTGAGE INVESTMENT CORP.

Overview

We are a Maryland corporation formed to invest in and manage a leveraged portfolio of agency mortgage-backed securities, non-agency mortgage-backed securities and other mortgage-related investments, which we refer to as our target assets. We are externally managed by ARRM, an entity affiliated with our executive officers.

We seek attractive long-term investment returns by investing our equity capital and borrowed funds in our targeted asset class. We earn returns on the spread between the yield on our assets and our costs, including the cost of the funds we borrow, after giving effect to our hedges. We identify and acquire our target assets, finance our acquisitions with borrowings under a series of short-term repurchase agreements at the most competitive interest rates available to us and then cost-effectively mitigate our interest rate and other risks based on our entire portfolio of assets, liabilities and derivatives and our management’s view of the market. Successful implementation of this approach requires us to address and effectively mitigate interest rate risk and maintain adequate liquidity. We execute our business plan in a manner consistent with our intention of qualifying as a real estate investment trust (“REIT”) under the Internal Revenue Code, (the “Code”) and avoid regulation as an investment company under the 1940 Act.

We have elected to be taxed as a REIT under the Code. We will generally not be subject to federal income tax to the extent that we distribute our taxable income to our stockholders and as long as we satisfy the ongoing REIT requirements under the Code including meeting certain asset, income and stock ownership tests.

Recent Developments

On November 1, 2013, we filed a universal shelf registration statement on Form S-3 to register up to an aggregate of $750 million of our securities for future public offerings. The SEC declared the registration statement effective on November 18, 2013.

Dividends

On October 28, 2013, November 27, 2013 and December 27, 2013, we paid a cash dividend of $0.15 per share of outstanding common stock to our holders of record as of October 15, 2013, November 15, 2013 and December 16, 2013, respectively.

On December 18, 2013, we announced that we expect to continue to pay a monthly cash dividend of $0.15 per share of outstanding common stock to our stockholders during each month of 2014. On January 6, 2014, we confirmed that the monthly dividend of $0.15 will be payable to our common stockholders for each of the three months in the first quarter of 2014.

Corporate Information

We were incorporated in the state of Maryland on June 18, 2012. We commenced our operations upon the consummation of our initial public offering and concurrent private placement of our common stock on October 9, 2012.

Our principal offices are located at 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963. Our phone number is (772) 617- 4340. Our website is www.javelinreit.com. The contents of our website are not a part of this prospectus supplement. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus supplement.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

The Plan provides holders of record of our common stock an opportunity to automatically reinvest all or a portion of their cash distributions received on common stock in additional shares of our common stock as well as to make optional cash payments to purchase shares of our common stock. Persons who are not already stockholders may also purchase our common stock under the Plan through optional cash payments.

The Plan will be administered by Continental Stock Transfer & Trust Co., or the Administrator, or any successor bank or trust company that we may from time to time designate. Certain of the administrative support to the Administrator may be performed by its designated affiliates.

The Administrator will buy, at our option, newly issued common stock directly from us or common stock in the open market or in negotiated transactions with third parties. Our common stock purchased directly from us under the Plan may be priced at a discount from market prices at the time of the investment (determined in accordance with the Plan) ranging from 0% to 3% in connection with optional cash purchases in excess of $10,000 per month. We refer to the date on which the Administrator purchases whole and fractional shares from your cash dividend or initial and subsequent additional cash purchases as being the Investment Date. Any discount established by us for any Investment Date may be adjusted or suspended for any subsequent Investment Date. Please see “Description of the Plan” beginning on page S-7 of this prospectus supplement.

USE OF PROCEEDS

We intend to use all the net proceeds from the sale of the securities offered by this prospectus supplement to acquire additional target assets in accordance with our objectives and strategies described in our most recent Annual Report on Form 10-K and other filings with the SEC. Our focus will be on purchasing agency and non-agency mortgage-backed securities, subject to our investment guidelines and REIT qualification requirements. ARRM’s decisions to purchase agency and non-agency mortgage-backed securities will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. Until appropriate assets can be identified, ARRM may invest the net proceeds from this offering in interest-bearing short-term investments, including funds that are consistent with our qualification as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our target assets. We may also use a portion of the net proceeds for general corporate purposes. Prior to the time we have fully used the net proceeds of this offering to acquire our target assets, we may fund our monthly cash distributions out of such net proceeds.

DESCRIPTION OF THE PLAN

The Plan offers a variety of convenient, low-cost services to make it easier for you to invest in our common stock. The Plan, which is described in this section, has various features and you can choose the Plan features that meet your investment needs. The Plan is designed for long-term investors who wish to invest and build their share ownership over time. The Plan offers a convenient and economical means to own shares. Unlike an individual stock brokerage account, the timing of purchases and sales is subject to the provisions of the Plan, as discussed below. In addition, the Plan will provide us with a means of raising additional capital for general corporate purposes through the sale of common stock under the Plan.

You can participate in the Plan if you are a registered holder of our common stock. If you do not own our common stock, you can become a participant by making your initial purchase directly through the Plan. The Plan offers you the opportunity to reinvest dividends and provides an alternative to traditional methods of buying, holding and selling our common stock. The Administrator administers the Plan, and certain administrative support will be provided by its designated affiliate.

Key Features of the Plan

Anyone can participate

If you currently own our common stock registered in your name you may participate in the Plan. If you do not own any of our common stock, you can participate in the Plan by making your initial investment in our common stock through the Plan with an initial investment of at least $250 and not more than $10,000. If you wish to make an optional cash purchase in excess of $10,000 (or other maximum amount established by us), you must submit a request for our prior written approval, or a Request for Waiver, and a copy of our written approval must accompany any such optional cash purchase. Alternatively, you may authorize the automatic monthly investment feature and initiate your investment with only $50 and a commitment for at least five sequential purchases. We may change these minimum and maximum amounts at any time in our sole discretion.

Automatic dividend reinvestment

You can reinvest your dividends in additional shares of our common stock. Your dividends will be used to buy additional shares of our common stock at the prevailing market price on the dividend reinvestment date (determined by taking the unsolicited weighted average price, rounded to four decimal places, of our common stock as reported on the NYSE).

Minimum Dividend Reinvestment

The Internal Revenue Service, or IRS, pursuant to regulations on broker reporting of sales of securities and on the cost basis of securities, now requires administrators of dividend reinvestment plans to retain and accurately report cost basis information to stockholders and to the IRS. The common reporting method applicable to dividend investment plans is the average basis method. In order to use this method, the Plan requires reinvestment of a minimum of 10% of the cash dividends payable on each share of JAVELIN common stock be credited to a participant's Plan account.

Optional cash purchases up to $10,000

You can buy shares of our common stock if you are a participant in the Plan. You can make monthly investments of as little as $50 (or $250 in the case of your initial investment), or as much as $10,000, and you can pay either by check or have your payment automatically deducted from your bank account. We may change these minimum and maximum amounts at any time in our sole discretion or we may suspend the right to make optional cash purchases for any monthly period or periods.

Optional cash purchases in excess of $10,000

Optional cash purchases in excess of $10,000 per month may be made pursuant to a written request and are not subject to a predetermined maximum limit on the amount of the investment. The discount, if any, on optional cash purchases in excess of $10,000 per month made pursuant to such requests will range from 0% to 3% and will be established at our discretion, along with any other terms, after a review of current market conditions, the level of participation and our current and projected capital needs.

Convenient share sales

You can sell our common stock acquired through the Plan through the Administrator and pay fees that may be lower than those typically charged by stockbrokers for small transactions.

Full investment

Full investment of your funds is possible because you will be credited with both whole shares and fractional shares. Dividends will be paid not only on whole shares but also proportionately on fractional shares.

Share safekeeping

You can deposit your common stock certificates, if applicable to you, with the Administrator for safekeeping, at no cost to you. You can request withdrawal of any or all of your whole shares of our common stock. A certificate for those shares will be sent to you, free of charge.

Gifts and other share transfers

You can make gifts to others of our common stock in your Plan account.

Transaction reporting

You will receive a notice after each transaction showing the details and the share balance in your Plan account.

Questions and Answers Describing Terms and Conditions of the Plan

1.

Can I participate in the Plan?

If you already own our common stock and the shares are registered in your name, you may participate immediately. If your shares are held for you in a brokerage account, you may make arrangements with your stockbroker to have some or all of the shares of our common stock registered directly in your name. Please note that participation will only apply to the number of shares registered in your name. If you do not currently own any of our common stock, you can participate by making an initial investment in our common stock through the Plan. Please see Question 8 for details regarding an initial investment. If you live outside the U.S., you should first determine if there are any laws or governmental regulations that would prohibit your participation in the Plan. We reserve the right to terminate participation of any stockholder if we deem it advisable under any foreign laws or regulations.

2.

How do I get started?

Enrollment is available on-line through www.continentalstock.com.  Alternatively, you can get started in the Plan by completing an enrollment form along with the items required and mailing them to the Administrator. Your participation will begin promptly after your authorization is received. Once you have enrolled, your participation continues automatically, until you notify us otherwise.

3.

How do I reinvest dividends?

You can choose to reinvest all or a portion of the cash dividends paid on shares of our common stock you own in additional shares of our common stock. To be effective with respect to a particular dividend, notice of your election must be received on or before the first business day prior to the record date for that dividend. A record date for a dividend normally precedes the payment of the dividend by approximately two weeks. You may change your election at any time by notifying the Administrator. To be effective with respect to a particular dividend, any such change must be received by the Administrator on or before the business day preceding the record date for that dividend. If you elect to reinvest your dividends, you must choose one of the following options:

•

Full dividend reinvestment. You may purchase additional shares of our common stock by reinvesting all of your cash dividends.

•

Partial dividend reinvestment. You may purchase additional shares of our common stock by reinvesting some of your dividends. If you select this option, a portion of your cash dividends will be paid to you in cash, and the remaining portion of your dividends will be automatically reinvested to purchase additional shares of our common stock. If you choose partial reinvestment, you must specify on the enrollment form the number of whole shares on which you wish to continue to receive cash dividends by check or to have directly deposited into your designated bank account. The remaining dividends will be automatically reinvested.

4.

When are dividends reinvested?

If you have chosen the dividend reinvestment feature and notice of such change has been received by the Administrator on or before the first business day preceding the record date for that dividend, the Administrator will generally invest dividends in additional shares of our common stock purchased on the open market or directly from us on the dividend payment date. If the dividend payment date falls on a day that is not an NYSE trading day, then the Investment Date will be the next trading day. If the Administrator acquires shares from parties other than us through open market transactions, such purchases will occur during a period beginning on the dividend payment date, and continue on any succeeding trading days necessary to complete the order. In the unlikely event that, due to unusual market conditions, the Administrator is unable to invest the funds within 30 days, the Administrator will remit the funds to you by check. No interest will be paid on funds held by the Administrator pending investment.

5.

What is the source of shares to be purchased under the Plan?

All dividends reinvested through the Plan and all optional cash purchases will be used to purchase, in our sole discretion, either newly-issued shares directly from us or shares on the open market or a combination thereof. Shares purchased directly from us will consist of authorized but unissued shares of common stock.

6.

At what price will shares be purchased?

The price of shares for dividend reinvestment and optional cash purchases of less than $10,000 will be determined as follows:

•

If the shares are purchased in the open market, the purchase price will be the average price per share of shares purchased.

•

If the shares are purchased from us, the purchase price will be the volume weighted average price, rounded to four decimal places, of our common stock as reported on the NYSE on the date the shares are purchased.

The purchase price for optional cash purchases in excess of $10,000 per month is discussed in response to Question 10.

7.

When will shares be purchased under the Plan?

The Investment Date is the date or dates on which the Administrator purchases shares of our common stock for the Plan, as described below.

Dividend Reinvestments. If the Administrator acquires shares directly from us, it will combine the dividend funds of all Plan participants whose dividends are automatically reinvested and will generally invest such dividend funds on the dividend payment date. If the dividend payment date falls on a day that is not an NYSE trading day, then the Investment Date will be the next trading day. If the Administrator acquires shares from parties other than us through open market transactions, such purchases will occur during a period beginning on the dividend payment date, and continue on any succeeding trading days necessary to complete the order. To be effective with respect to a particular dividend, notice of your election must be received on or before the first business day prior to the record date for that dividend. A record date for a dividend normally precedes the payment of the dividend by approximately two weeks.

Initial and Optional Cash Purchases up to $10,000. If the Administrator acquires shares directly from us, then the Investment Date for optional cash purchases up to $10,000 will be on the twenty-fifth calendar day of each month, or the next trading day if the twenty-fifth day is not a trading day. If the Administrator acquires shares from third parties other than us through open market transactions, it will attempt to buy our common stock in the open market through a registered broker-dealer. Such purchases will begin on the twenty-fifth calendar day of each month, or the next trading day if the twenty-fifth day is not a trading day, and will be completed no later than 35 days following such date, except where completion at a later date is necessary or advisable under any applicable federal or state securities laws or regulations.

For automatic monthly purchases, the amounts you have authorized will be withdrawn from your bank account on the twenty-third day of each month, or on the next succeeding business day if the twenty-third falls on a weekend or a holiday.

In the unlikely event that, due to unusual market conditions, the Administrator is unable to invest the funds within 35 days, the Administrator will return the funds to you by check. No interest will be paid on funds held by the Administrator pending investment.

To be effective with respect to a particular Investment Date, initial investments and optional cash purchases must be received by the Administrator prior to the applicable Investment Date.

Initial and Optional Cash Purchases in Excess of $10,000. The Investment Dates for optional cash purchases in excess of $10,000 per month are discussed in response to Question 10.

8.

How do I make an initial investment?

If you do not own our common stock in a Plan account, you can make an initial cash purchase for as little as $250, but your initial cash purchase cannot exceed $10,000 unless we approve a Request for Waiver. Your initial cash purchase can be made:

Via on-line enrollment by:

•

Authorizing one deduction (minimum of $250) from your bank account;

•

Authorizing a minimum of five monthly automatic deductions of at least $50 each from your bank account; or

Using the Enrollment Form and:

•

Making one payment (minimum of $250) by check payable to JAVELIN Mortgage Investment Corp./Continental Stock Transfer & Trust Co.; or

•

Authorizing a minimum of five monthly automatic deductions of at least $50 each from your bank account.

We may change these minimum and maximum amounts at any time in our sole discretion or we may suspend the right to make optional cash payment or payments for any monthly period. In addition, in certain instances, we may permit optional cash purchases in excess of the maximum amount established by us.

All Plan accounts that we believe to be under common control or management or to have common ultimate beneficial ownership may be aggregated for purposes of determining compliance with the maximum purchase requirement limit. Unless we have determined that reinvestment of dividends and optional cash purchases for each such account would be consistent with the purposes of the Plan, we will have the right to aggregate all such accounts and to return, without interest, within 30 days of receipt, any amounts in excess of the investment limitations applicable to a single account received in respect of all such accounts.

9.

How do I make optional cash purchases of less than $10,000?

If you already own our common stock and are enrolled in the Plan and want to make additional purchases, you can authorize an individual automatic deduction from your bank account or send a check to the Administrator for each purchase. If you choose to submit a check, please be sure to include the contribution form from your Plan statement and mail it to the address specified on the statement. Or, if you wish to make regular monthly purchases, you may authorize automatic monthly deductions from your bank account. This feature enables you to make ongoing investments in an amount that is comfortable for you, without having to write a check. Additional cash purchases are subject to a minimum purchase requirement of $50 per investment and a maximum of $10,000.

10.

How do I make optional cash purchases in excess of $10,000?

You may inquire into whether we are accepting requests to make optional cash purchases in excess of $10,000 in any given month, and certain other important information, by telephoning the Administrator at (212) 509-4000. You should generally contact the Administrator on the first business day of the month to determine whether we are accepting such requests.

Request for Waiver. If you wish to make an optional cash purchase in excess of $10,000 (or other maximum amount established by us), you must submit a request for our prior written approval, or a Request for Waiver, and a copy of such written approval must accompany any such optional cash purchase. We have sole discretion to grant any approval for optional cash purchases in excess of the allowable maximum amount. Unless you have complied with these procedures, any amount you submit for investment over $10,000 will be returned to you without interest.

If we grant your request to purchase shares pursuant to a Request for Waiver, an equal proportion of your optional cash purchase will be invested on each trading day, or Investment Date, during a span of one to fourteen days during which trading of our common stock is reported on the NYSE, or the Pricing Period.

You may make a Request for Waiver by contacting the Administrator at (212) 509-4000. Completed Request for Waiver forms should be submitted to the Administrator via facsimile at (212) 616-7612 no later than two business days prior to the applicable Pricing Period.

The Administrator will notify you as to whether your Request for Waiver has been granted or denied, either in whole or in part, within one business day of the receipt of your request. If your Request for Waiver is granted in part, the Administrator will advise you of the maximum amount that will be accepted from you in connection with your purchase. If your request is approved, the Administrator must receive the funds for your purchase prior to or on the applicable date specified by the Administrator for the relevant Pricing Period (which typically will be one business day prior to the applicable Pricing Period). If you do not receive a response from the Administrator in connection with your Request for Waiver, you should assume that we have denied your request.

We may alter, amend, supplement or waive, in our sole discretion, the time periods and/or other parameters relating to optional cash purchases in excess of $10,000 made by one or more participants in the Plan or new investors, at any time and from time to time, prior to the granting of any Request for Waiver. For more information regarding a particular Pricing Period (including applicable Pricing Period start dates), please contact the Administrator at (212) 509-4000.

Purchase Price of Shares for Optional Cash Purchases in Excess of $10,000. Shares purchased pursuant to an approved Request for Waiver will be purchased directly from us as described herein. If we grant your request to purchase shares pursuant to a Request for Waiver, an equal proportion of your optional cash purchase will be invested on each Investment Date during the applicable Pricing Period, subject to the qualifications listed below. The purchase price for shares acquired on a particular Investment Date will be equal to 100% (subject to change as provided below) of the unsolicited volume weighted average price, rounded to four decimal places, of our common stock as reported by the NYSE only, obtained from Bloomberg, LP for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern time, for that Investment Date (including the last trade on the NYSE even if reported after 4:00 p.m.). With respect to optional cash purchases in excess of $10,000, we will not set an Investment Date to be the same date as a dividend payment date.

The Administrator will apply all optional cash purchases made pursuant to a Request for Waiver for which good funds are received on or before the first business day before the Pricing Period to the purchase of shares of our common stock on each Investment Date of the applicable Pricing Period.

Threshold Price. We may establish for a Pricing Period a minimum price, or Threshold Price, applicable to optional cash purchases made pursuant to a Request for Waiver. At least three business days prior to the first day of the applicable Pricing Period, we will determine whether to establish a Threshold Price, and if the Threshold Price is established, its amount, and will so notify the Administrator. This determination will be made by us in our discretion after a review of current market conditions, the level of participation in the Plan, and current and projected capital needs.

If established for any Pricing Period, the Threshold Price will be stated as a dollar amount that the unsolicited volume weighted average price, rounded to four decimal places, of our common stock as reported on the NYSE obtained from Bloomberg, LP for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern time, for each trading day of such Pricing Period (not adjusted for discounts, if any) must equal or exceed. Except as provided below, we will exclude from the Pricing Period any trading day that the unsolicited volume weighted average price is less than the Threshold Price. We also will exclude from the Pricing Period and from the determination of the purchase price any day in which no trades of common stock are made on the NYSE. For example, if the Threshold Price is not met for two of the trading days in a 10 day Pricing Period, then we will return 20% of the funds you submitted in connection with your Request for Waiver unless we have activated the pricing period extension feature for the Pricing Period which is described below.

Pricing Period Extension Feature. We may elect to activate for any particular Pricing Period the pricing period extension feature which will provide that the initial Pricing Period will be extended by the number of days that the Threshold Price is not satisfied, or on which there are no trades of our common stock reported by the NYSE subject to a maximum of five trading days. If we elect to activate the pricing period extension feature and the Threshold Price is satisfied for any additional day that has been added to the initial Pricing Period, that day will be included as one of the trading days for the Pricing Period in lieu of the day on which the Threshold Price was not met or trades of our common stock were not reported. For example, if the determined Pricing Period is 10 days, and the Threshold Price is not satisfied for three out of those 10 days in the initial Pricing Period, and we had previously announced at the time of the Request for Waiver acceptance that the pricing period extension feature was activated, then the Pricing Period will automatically be extended, and if the Threshold Price is satisfied on the next three trading days (or a subset thereof), then those three days (or a subset thereof) will become Investment Days in lieu of the three days on which the Threshold Price was not met. As a result, because there were 10 trading days during the initial and extended Pricing Period on which the Threshold Price was satisfied, all of the optional cash purchase will be invested.

Return of Unsubscribed Funds. We will return a portion of each optional cash purchase in excess of $10,000 for each trading day of a Pricing Period or extended Pricing Period, if applicable, for which the Threshold

Price is not met or for each day in which no trades of common stock are reported on the NYSE, referred to as the Unsubscribed Funds. Any Unsubscribed Funds will be returned within five business days after the last day of the Pricing Period, or if applicable, the extended Pricing Period, without interest. The amount returned will be based on the number of days during which the Threshold Price was not met with compared to the number of days in the Pricing Period or extended Pricing Period. For example, the returned amount in a 10 day Pricing Period will equal one-tenth (1/10) of the total amount of such optional cash purchase (not just the amount exceeding $10,000) for each trading day that the Threshold Price is not met or for each trading day in which sales are not reported.

The establishment of the Threshold Price and the possible return of a portion of the investment applies only to optional cash purchases in excess of $10,000. Setting a Threshold Price for a Pricing Period will not affect the setting of a Threshold Price for any other Pricing Period. We may waive our right to set a Threshold Price for any particular Pricing Period. Neither we nor the Administrator is required to give you notice of the Threshold Price for any Pricing Period.

Waiver Discount. At least one business day prior to the first day of the applicable Pricing Period, the same time the Threshold Price is determined, we may establish discounts from the market price, or Waiver Discounts, applicable to optional cash purchases made pursuant to a Request for Waiver. These Waiver Discounts may be between 0% and 3% of the purchase price, and may vary for each Pricing Period and for each purchaser. However, no Waiver Discounts will be available for common stock purchased in the open market or in privately negotiated transactions.

The Waiver Discounts will be established at our sole discretion after a review of current market conditions, the level of participation in the Plan, the attractiveness of obtaining such additional funds through the sale of common stock as compared to other sources of funds and current and projected capital needs. You may obtain the Waiver Discounts applicable to the next Pricing Period by contacting the Administrator at (212) 509-4000.

Setting Waiver Discounts for a particular Pricing Period shall not affect the setting of Waiver Discounts for any subsequent Pricing Period. The Waiver Discounts will apply only to optional cash purchases of more than $10,000 (or other applicable maximum monthly amount). The Waiver Discounts will apply to the entire optional cash purchase and not just the portion of the optional cash purchase that exceeds $10,000.

Settlement. Newly issued shares purchased pursuant to a Request for Waiver will be posted to your account within three business days following the end of the applicable Pricing Period. Alternatively, we may elect to activate the continuous settlement feature, pursuant to which shares will be posted to your account within three business days of each separate Investment Date beginning on the first Investment Date in the relevant Pricing Period and ending on the final Investment Date in the relevant Pricing Period, with an equal amount being invested on each day, subject to the qualifications set forth above. Anytime we propose to grant Requests for Waiver for one or more investments, we may elect to activate the continuous settlement feature for such investments by announcing in the bid-waiver form that we will be doing so. Under the continuous settlement feature, we would have a separate settlement of each Investment Dates’ purchases, each based on the volume-weighted average price for the trading day (as described above) relating to each of the Investment Dates during the Pricing Period.

11.

Will I receive certificates for shares purchased?

No, because the Plan provides for share safekeeping. For your convenience, the Administrator will maintain shares purchased under the Plan in your name in uncertificated form. You may, however, request a stock certificate from the Administrator at any time, free of charge.

12.

What is safekeeping?

Shares of our common stock that you buy under the Plan will be maintained in your Plan account in uncertificated form for safekeeping. Safekeeping protects your shares against loss, theft or accidental destruction and also provides a convenient way for you to keep track of your shares. Only shares held in safekeeping may be sold through the Plan.

13.

Can I get stock certificates if I want them?

Yes. If you should ever want a stock certificate for all or a portion of the whole shares of our common stock in your Plan account, the Administrator will send one to you, upon your written request, within two days of the receipt of your instructions.

14.

How do I sell shares?

You can sell some or all of your Plan shares by submitting your request to the Plan Administrator either by fax, mail or the Internet.  In order to sell via the Internet, you will need to obtain a PIN number by visiting www.continentalstock.com. The Plan Administrator, will, as soon as practicable after receipt of a written request, sell such Plan shares and deliver to you the proceeds of such sale, less any brokerage commissions and any other cost of sale.  Any full shares and fractional interests in shares may be aggregated and sold with those of other selling participants.  All sale instructions are final when the Administrator receives them.  Your sale instructions cannot be stopped or cancelled.

The price fluctuates on a daily basis.  The price may rise or fall after you submit your request to sell and prior to the ultimate sale of your shares.  The price risk will be borne solely by you.

15.

What are the costs for participation in the Plan?

There is no fee for enrolling in the Plan. Participation is voluntary and you may discontinue your participation at any time. However, there are fees associated with some of the Plan’s services. Please see “Plan Service Fees” below.

16.

How can I vote my shares?

You will receive proxy material for all whole shares in your Plan account. Fractional shares may not be voted. The proxy will be voted in accordance with your direction. The Administrator may vote your shares in certain cases if you do not return a proxy to the Administrator.

17.

If there is a rights offering related to the common stock, how will my entitlement be computed?

Your entitlement in a rights offering related to the common stock will be based upon the number of whole shares credited to your Plan account. Rights based on a fraction of a share credited to your Plan account will be sold for that account and the net proceeds will be invested as an optional cash purchase on the next Investment Date. In the event of a rights offering, transaction processing may be curtailed or suspended by the Administrator for a short period of time following the record date for such action to permit the Administrator to calculate the rights allocable to each account.

18.

How will I keep track of my investments?

The Administrator will send you a transaction notice confirming the details of each transaction you make. If you continue to participate in the Plan, but have no transactions, the Administrator will send you an annual statement after the end of the year detailing the status of your holdings of our common stock in your Plan account.

19.

How would I terminate my participation in the Plan?

You may discontinue the reinvestment of your dividends at any time by giving notice to the Administrator. Notice may be made in writing or by changing your dividend election under the account management service when you access your account on-line at www.continentalstock.com.  To be effective for a given dividend payment, the Administrator must receive notice before the record date of that dividend. The Administrator will continue to hold your shares unless you request a certificate for any full shares and a check for any fractional share. You may also request the sale of all or part of any such shares or have the Administrator transfer your shares to your brokerage account. See Question 14 for information on selling shares. If your Plan account balance falls below one full share, the Administrator reserves the right to liquidate the fraction and remit the proceeds, less any applicable fees, to you at your address of record.

20.

Are there any risks associated with the Plan?

Your investment in shares purchased under the Plan is no different from any investment in shares you hold directly. Neither we nor the Administrator can assure a profit or protect you against a loss on shares purchased. You bear the risk of loss and enjoy the benefits of any gain from market price changes with respect to shares purchased under the Plan. See “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated herein by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and our subsequent Quarterly Reports on Form 10-Q.

21.

Can the Plan be amended, modified, suspended or terminated?

We reserve the right to amend, modify, suspend or terminate the Plan at any time and in any manner. You will receive written notice of any such amendment, modification, suspension or termination. We and the Administrator also reserve the right to change any administrative procedures of the Plan.

22.

What are the responsibilities of JAVELIN Mortgage Investment Corp. and the Administrator?

Neither we nor the Administrator will be liable for any act we or it does in good faith or for any good faith omission to act including, in the case of the Administrator, liability arising out of (i) failure to terminate a participant’s account upon such participant’s death or adjudicated incompetence, prior to the receipt of notice in writing of such death or adjudicated incompetence, (ii) the prices at which shares are purchased for the participant’s account, (iii) the times when purchases are made, or (iv) fluctuations in the market value of our common stock. The payment of dividends is at the discretion of our board of directors and will depend upon future earnings, our financial condition and other factors. Our board of directors may change the amount and timing of dividends at any time without notice.

23.

What if I have questions about the Plan?

Enrollment, purchase or sale of share requests and other transactions or services offered by the Plan should be directed to the Administrator through the following:

Internet

You can enroll in the Plan, obtain information, and perform certain transactions on your JAVELIN Mortgage Investment Corp. account on-line at www.continentalstock.com.

For added security, to safeguard your assets, the Administrator requires you to authenticate your identity when you register to access your account online. If you are a U.S. resident, you may authenticate your identity online by answering a series of questions. If you choose not to utilize the online authentication process, or you are not a U.S. resident, your individual authentication code will be sent to you via the U.S. Postal Service.

Telephone

Telephone stockholder customer service, including sale of shares, toll-free within the U.S. and Canada:

1-800-509-5586

International telephone inquiries:

(212) 509-4000, Ext. 2386

An automated voice response system is available 24 hours a day, 7 days a week. Customer Service Representatives are available from 9:00 a.m. to 6:00 p.m., Eastern time, Monday through Friday (except holidays).

In Writing

You may also write to the Administrator at the following address:  Continental Stock Transfer & Trust Co., 17 Battery Place, 8th Floor, New York, New York 10004.  Be sure to include your name, address, daytime phone number, account number and a reference to JAVELIN Mortgage Investment Corp. on all correspondence.

This Plan is designed for the long-term investor and does not afford the same flexibility as a stockbroker’s account.

We have appointed Continental Stock Transfer & Trust Co. as Administrator for the Plan. Securities held by the Administrator in your Plan account are not subject to protection under the Securities Investor Protection Act of 1970. Commissions may be paid to a broker-dealer that is affiliated with the Administrator. Investors must make independent investment decisions based upon their own judgment and research.

Plan Service Fees

The following fees apply to your participation in the Plan. The Administrator will deduct the applicable fees from the proceeds from a sale. We reserve the right to amend or modify this Plan Service Fee schedule at any time and from time to time.

Enrollment Fee for New Investors:	No fee or service charge

Initial Purchase of Shares:	Brokerage commission only prorated based on total shares purchased

Purchase of Shares with Additional Investments:

By Check	Brokerage commission only prorated based on total shares purchased
By Electronic Debit or Recurring Periodic Debit	Brokerage commission only prorated based on total shares purchased
Sale of Shares	$15 per transaction + brokerage commission prorated based on total shares sold

Reinvestment of Dividends:	Brokerage commission only prorated based on total shares purchased

Returned Checks or Debits for Insufficient Funds or Rejected Automatic Withdrawals:	$25 per item

25.

Will interest be paid on Plan accounts?

No. Interest will not be paid on Plan accounts or on any amounts held pending investment.

26.

What other risks will I face through my participation in the Plan?

The following summary identifies several of the most important risks that you may face by virtue of your participation in the Plan. There may be additional risks that are not listed below, and you should consult your financial, tax, legal and other advisors prior to determining whether to participate in the Plan.

•

There is no price protection for your shares in the Plan. Your investment in the shares held in the Plan will be exposed to changes in market conditions and changes in the market value of the shares. Your ability to liquidate or otherwise dispose of shares in the Plan is subject to the terms of the Plan and the withdrawal procedures thereunder. You may not be able to withdraw or sell your shares in the Plan in time to react to market conditions. Plan accounts are not insured or protected by the Securities Investor Protection Corporation or any other entity and are not guaranteed by the Federal Deposit Insurance Corporation or any government agency.

•

The Purchase Price for shares purchased or sold under the Plan will vary. The Purchase Price for any shares that you purchase or sell under the Plan will vary and cannot be predicted. You may purchase or sell shares at a Purchase Price that is different from (more or less than) the price that you would face if you acquired or sold shares on the open market on the related dividend payment date or the date or dates on which the Administrator purchases shares of our common stock for the Plan, or sale date, as appropriate.

•

We may not be able to pay dividends. In order to qualify as a REIT, we generally must distribute to our stockholders at least 90% of our REIT taxable income each year. This distribution requirement limits our ability to maintain future dividend payments if earnings decline. The requirements to qualify for REIT tax status are complex and technical, and we may not be able to qualify for reasons beyond our control. If we are unable to qualify for REIT tax status, then we may not be able to make distributions to our stockholders.

•

No discount may be available for any or all initial investments or optional cash investments. While a discount from market prices of up to 3% may be established from time to time, at our sole discretion, for purchases in excess of $10,000, a discount for one month will not ensure the availability of a discount or the same discount in future months. Each month, we may change or eliminate the discount without giving you prior notice.

•

The market price for our common stock varies, and you should purchase shares for long-term investment only. Although our common stock currently is traded on the NYSE, we cannot assure you that there will, at any time in the future, be an active trading market for our common stock. Even if there is an active trading market for our common stock, we cannot assure you that you will be able to sell all of your shares at one time or at a favorable price, if at all. As a result, you should participate in the Plan only if you are capable of, and seeking, to make a long-term investment in our common stock.

Please see “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated herein by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and our subsequent Quarterly Reports on Form 10-Q, for other important factors and risks. You are encouraged to review these risk factors carefully.

27.

What are the U.S. federal income tax consequences of participation in the Plan?

The following is a general summary of the material United States federal income tax consequences to U.S. participants in the plan. This summary does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is a supplement to, and should be read in conjunction with, the discussion in the accompanying Prospectus under the heading "U.S. Federal Income Tax Considerations." This summary is for general information only and is not tax advice.

For purposes of this section, references to “JAVELIN,” “our,” “us” or “we” mean only JAVELIN Mortgage Investment Corp. and not any of its subsidiaries or other lower-tier entities except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that our operation, and the operation of our subsidiaries and other lower-tier and affiliated entities will, in each case, be in accordance with such entity’s applicable organizational documents. This summary does not discuss the impact that U.S. state and local taxes, U.S. estate and gift taxes and any taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

•

U.S. expatriates;

•

persons who mark-to-market our common stock;

•

subchapter S corporations;

•

U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•

financial institutions;

•

insurance companies;

•

broker-dealers;

•

regulated investment companies (“RICs”);

•

REITs;

•

trusts and estates;

•

holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•

persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,”

•

“synthetic security” or other integrated investment;

•

persons subject to the alternative minimum tax provisions of the Code;

•

persons holding their interest in us through a partnership or similar pass-through entity;

•

persons holding a 10% or more (by vote or value) beneficial interest in us;

•

tax-exempt organizations; and

•

non-U.S. participant (as defined below, and except as otherwise discussed below).

In addition, this discussion does not address any state, local or foreign tax consequences associated with participation in the plan or any United States federal tax laws other than United States federal income tax.

You are urged to consult your tax advisor regarding the specific tax consequences to you of:

•

participation in the Plan;

•

the acquisition, ownership and sale or other disposition of shares of our common stock, including the United States federal, state, local, foreign and other tax consequences;

•

our election to be taxed as a REIT for United States federal income tax purposes; and

•

potential changes in applicable tax laws.

Participation in the Plan by U.S. Participants

The following summary describes certain United States federal income tax consequences of participating in the Plan to U.S. participants. When we use the term "U.S. participant," we mean a participant in the Plan who, for United States federal income tax purposes, is:

•

an individual citizen or resident of the United States;

•

a corporation, partnership, limited liability company or other entity taxable as a corporation or partnership for federal income tax purposes created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia;

•

an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a United States court and the control of one or more United States persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

A "non-U.S. participant" is a participant in the Plan who is not a U.S. participant.

In general, if you enroll in the Plan, as of the date of this prospectus supplement, you will have the same federal income tax obligations with respect to reinvested dividends or distributions as you would with dividends or distributions not reinvested under this Plan.

You will be treated for federal income tax purposes as having received, on each Investment Date, a cash distribution equal to the full amount of the cash dividend payable on that date on the shares of our common stock. The Code requires this treatment even though you never actually receive the reinvested dividends in cash because your dividends are used instead to purchase shares of common stock. In the case of reinvested dividends, you will be treated as having received a distribution for federal income tax purposes equal to the fair market value of the shares that you acquire through the Plan. This distribution may create a liability for the payment of income tax without providing you with immediate cash to pay this tax when it becomes due. Your tax basis in common stock acquired through dividend reinvestment will equal the amount treated as a distribution for federal income tax purposes.

All costs of administering the Plan, except for processing fees when shares are purchased in the open market and costs related to your voluntary selling of shares and/or withdrawal from the Plan, will be paid by us. Consistent with the conclusion reached by the IRS in a private letter ruling issued to another REIT, we intend to take the position that these administrative costs do not constitute a distribution which is either taxable to you or which would reduce your basis in your shares of common stock. However, because the private letter ruling was not issued to us, we have no legal right to rely on its conclusions. Thus, it is possible that the IRS might view your share of the costs as constituting a taxable distribution to you and/or a distribution which reduces the basis in your shares. For this or other reasons, we may in the future take a different position with respect to these costs. With respect to shares of common stock purchased in open market transactions or in negotiated transactions with third parties, the IRS has indicated that the amount of the distribution received by you would include a pro rata share of any brokerage commission or other related charges paid by us in connection with the Administrator’s purchase of shares on our behalf.

If you make optional cash investments, without any discount, you will not recognize income for federal income tax purposes by virtue of the purchase of common stock with the optional cash purchase. However, in the event we decide to offer shares at a discount, you will be treated as receiving a taxable dividend to the extent of any discount you receive. The tax cost and basis of shares purchased with optional cash investments is the amount you paid for such shares.

The holding period for shares purchased under the Plan generally will begin on the day following the date on which common shares are credited to your Plan account.

Distributions with respect to your shares that are not capital gains dividends will generally be taxable as ordinary income, and generally will not constitute “qualified dividend income” eligible to be taxed at capital gains rates for federal income tax purposes to the extent made out of our current or accumulated earnings and profits. Dividends paid to a non-corporate U.S. stockholder generally will not qualify for the 20% tax rate for “qualified dividend income”. Qualified dividend income generally includes dividends paid to most U.S. non-corporate taxpayers by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders, our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends will continue to be taxed at the higher tax rate applicable to ordinary income. Currently, the highest marginal individual income tax rate on ordinary income is 39.6%. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (1) attributable to dividends received by us from taxable corporations, such as our taxable REIT subsidiaries, and (2) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our shares becomes ex-dividend. Dividends paid to a corporate U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. Distributions in excess of our current or accumulated earnings and profits will be treated for federal income tax purposes as a return of capital. The amount of a return of capital would first reduce the tax basis of the common stock to which the distribution is attributable to the extent of that tax basis, and the excess, if any, of the amount treated as a return of capital over such tax basis would be treated as a gain from the disposition of such common stock.

In the event that we designate a part or the entire amount distributed as a capital gain dividend, the amount so designated should be treated by you as long-term capital gain to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held its shares. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. stockholders who are individuals, and 35% for corporations. Capital gains dividends attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% U.S. federal income tax rate for individual U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

You will recognize gain or loss when a fractional share interest is liquidated or when you sell or exchange shares. The gain or loss will equal the difference between the amount you receive for the fractional share interest or the shares and the tax basis for the fractional share or shares. If you hold our shares as a capital asset in excess of one year gain or loss derived from its sale or exchange will be treated as long-term capital gain or loss. The maximum tax rate on long-term capital gains applicable to non-corporate taxpayers is 20% for sales and exchanges of capital assets held for more than one year. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates (currently up to 35%).

Tax consequences will vary depending on your specific circumstances. You should discuss specific tax questions regarding your participation in the Plan with your own tax advisor.

We urge you to save your account statements in order to calculate your tax basis per share of common stock. The Administrator will charge you a fee for copies of past account statements.

28.

What provision is made for stockholders subject to income tax withholding?

If you are a non-U.S. participant whose dividends or distributions are subject to U.S. income tax withholding, or a domestic stockholder whose dividends or distributions are subject to backup withholding taxes, the Administrator will reinvest an amount equal to the dividend or distribution less the amount of any tax required to be withheld. The respective participants will be advised of the amounts withheld.

Non-U.S. participants who elect to make optional cash investments only will receive cash dividends or distributions on shares registered in their names in the same manner as if they were not participating in this Plan. Funds for optional cash investments must be in U.S. dollars and will be invested in the same way as payments from other participants.

PLAN OF DISTRIBUTION

In connection with the administration of the Plan, we may be requested to approve investments made pursuant to Requests for Waiver by or on behalf of participants or other investors who may be engaged in the securities business.

Persons who acquire shares of our common stock through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and may be considered to be underwriters within the meaning of the Securities Act of 1933, or the Securities Act. We will not extend to any such person any rights or privileges other than those to which they would be entitled as a participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of the shares of our common stock so purchased.

Our common stock may not be available under the Plan in all states or jurisdictions. We are not making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted.

LEGAL MATTERS

Certain legal matters, including the validity of the offered securities, will be passed upon for us by Akerman LLP, Miami, Florida. The summary description of U.S. federal income tax consequences contained in Question 27 of the Plan titled, "What are the U.S. federal income tax consequences of participation in the Plan?" contained in this prospectus supplement is based on the opinion of Sidley Austin LLP, Chicago, Illinois.

EXPERTS

The financial statements as of and for the period from June 21, 2012 to December 31, 2012 incorporated in this prospectus supplement by reference from JAVELIN Mortgage Investment Corp.’s Annual Report on Form 10-K for the year ended December 31, 2012 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this prospectus supplement is a part, covering the securities offered hereby.  As allowed by SEC rules, this prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits thereto.  We refer you to the registration statement and the exhibits thereto for further information.  This prospectus supplement is qualified in its entirety by such other information.

Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you on the SEC's website at www.sec.gov.

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. Those reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and on the SEC's website referred to above.

We maintain a website on the Internet with the address of www.javelinreit.com. We are not incorporating by reference into this prospectus supplement the information on our website, and you should not consider our website to be a part of this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is deemed to be part of this prospectus supplement from the date of filing those documents.  Any reports filed by us with the SEC on or after the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We have filed the documents listed below with the SEC under the Exchange Act, and these documents are incorporated herein by reference (other than information in such documents that is furnished and not deemed to be filed):

•

Our Annual Report on Form 10−K for the year ended December 31, 2012, filed on March 21, 2013, and the portions of our proxy statement on Schedule 14A for our annual meeting of stockholders, filed with the SEC on March 26, 2013, that are incorporated therein;

•

Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2013, June 30, 2013 and September 30, 2013, filed on May 7, 2013, August 5, 2013 and October 30, 2013, respectively.

•

Our Current Reports on Form 8−K filed on March 19, 2013, May 3, 2013, May 13, 2013, June 13, 2013, August 28, 2013, September 18, 2013, December 16, 2013, December 18, 2013, January 7, 2014 and February 7, 2014; and

•

The description of our common stock included in our Registration Statement on Form 8−A filed on September 28, 2012.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of the securities to which this prospectus supplement relates (other than information in such documents that is furnished and not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of those documents.  All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing those documents.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than the exhibits to such documents which are not specifically incorporated by reference therein); we will provide this information at no cost to the requester upon written or oral request to: Chief Financial Officer, JAVELIN Mortgage Investment Corp., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, or (772) 617-4340.

PROSPECTUS

JAVELIN Mortgage Investment Corp.

$750,000,000

Common Stock

Preferred Stock

Warrants

Depositary Shares

Debt Securities

We may offer, issue and sell, from time to time, up to $750,000,000 of shares of our common stock, preferred stock, warrants, depositary shares and debt securities, which may consist of debentures, notes, or other types of debt, in one or more offerings.  We will provide specific terms of each offering and issuance of these securities, such as when we sell the securities, the amounts of securities we will sell and the prices and other terms on which we will sell them, in supplements to this prospectus.  We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.  You should read this prospectus and any supplement carefully before you decide to invest.  This prospectus may not be used to consummate sales of these securities unless it is accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “JMI.”

Other than for our common stock, currently, there is no market for the other securities we may offer.

We have elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 2012. To assist us in qualifying as a REIT, among other purposes, stockholders are generally restricted under our charter from beneficially owning more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock or our outstanding shares of all classes of capital stock. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock.

Our principal office is located at 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963.  Our telephone number is (772) 617-4340.

Investing in our securities involves risks.  You should carefully consider the information referred to under the heading “Risk Factors” on page 7 of this prospectus before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is November 18, 2013

TABLE OF CONTENTS

GLOSSARY	ii

ABOUT THIS PROSPECTUS	1

SPECIAL NOTE REGARDING FORWARD−LOOKING STATEMENTS	2

PROSPECTUS SUMMARY	4

RISK FACTORS	7

USE OF PROCEEDS	7

RATIO OF EARNINGS TO FIXED CHARGES	7

DESCRIPTION OF COMMON STOCK, PREFERRED STOCK AND WARRANTS	8

DESCRIPTION OF DEPOSITARY SHARES	13

DESCRIPTION OF DEBT SECURITIES	16

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR CHARTER AND BYLAWS	24

U.S. FEDERAL INCOME TAX CONSIDERATIONS	28

PLAN OF DISTRIBUTION	46

LEGAL MATTERS	50

EXPERTS	50

WHERE YOU CAN FIND MORE INFORMATION	50

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	50

You should rely only on the information contained in this document or to which we have referred you.  We have not authorized anyone to provide you with information that is different.  This document may only be used where it is legal to sell these securities.  The information in this document may only be accurate on the date of this document.

i

GLOSSARY

This glossary highlights some of the terms that we use elsewhere in this prospectus and in the documents incorporated by reference in the prospectus and is not a complete list of all the defined terms used herein and incorporated herein.

“agency” means each of Fannie Mae, Freddie Mac and Ginnie Mae (as defined in this glossary).

“agency mortgage-backed securities” means RMBS (as defined in this glossary) whose principal and interest payments are guaranteed by a GSE (as defined in this glossary) or Ginnie Mae (as defined in this glossary). These securities may be either “pass through” securities, where cash flows from the underlying mortgage loan pool are paid to holders of the securities on a pro rata basis, or securities structured from “pass through” securities, as to which cash flows are redirected in various priorities, which we refer to as CMOs.

“CMBS” means mortgage-backed securities that are collateralized by commercial mortgages.

“CMO” means a collateralized mortgage obligation.

“Fannie Mae” means the Federal National Mortgage Association.

“FHFA” means the U.S. Federal Housing Finance Agency.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation.

“GAAP” means accounting principles generally accepted in the U.S.

“Ginnie Mae” means the Government National Mortgage Association, a wholly-owned corporate instrumentality of the United States of America within the U.S. Department of Housing and Urban Development. Ginnie Mae is a U.S. Government agency.

“GSE” means a U.S. Government-sponsored entity such as Freddie Mac or Fannie Mae (as defined in this glossary).

“ISDA” means International Swaps and Derivatives Association, Inc.

“MBS” means mortgage-backed securities.

“mortgage loans” means loans secured by real estate with a right to receive the payment of principal and interest on the loan (including servicing fees).

“non-agency mortgage-backed securities” means non-agency RMBS and CMBS (as defined in this glossary).

“non-prime mortgage loans” means mortgage loans that may range from higher credit quality with documentation exceptions to lower credit quality where the borrower has significantly lower credit or there are other underwriting exceptions. Generally these loans do not conform to agency underwriting guidelines.

“REMIC” means a real-estate mortgage investment conduit.

“RMBS” means mortgage-backed securities that are collateralized by residential mortgages.

“TBAs” means to-be-announced forward contracts. In a TBA, a buyer will agree to purchase, for future delivery, agency mortgage investments with certain principal and interest terms and certain types of underlying collateral, but the particular agency mortgage investments to be delivered is not identified until shortly before the TBA settlement date.

“TRS” means a taxable REIT subsidiary.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC or Commission, using a “shelf” registration process.  Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities we may offer.  Each time we offer to sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  It is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference. ”

You should rely only on the information incorporated by reference or set forth in this prospectus or the applicable prospectus supplement.  We have not authorized anyone else to provide you with additional or different information.  You should not assume that the information in this prospectus, the applicable prospectus supplement or any other offering material is accurate as of any date other than the dates on the front of those documents.

When used in this prospectus, the terms “JAVELIN,” “company,” “issuer,” “registrant,” “we,” “our,” and “us” refer to JAVELIN Mortgage Investment Corp. “Manager” or “ARRM” refers to ARMOUR Residential Management LLC, an investment advisor registered with the SEC and a Delaware limited liability company, which is our external manager.

SPECIAL NOTE REGARDING FORWARD−LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain various “forward-looking statements.” Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. All forward-looking statements may be impacted by a number of risks and uncertainties, including statements regarding the following subjects:

•

our business and investment strategy;

•

our anticipated results of operations;

•

statements about future dividends;

•

our ability to obtain financing arrangements;

•

our understanding of our competition and ability to compete effectively;

•

market, industry and economic trends; and

•

interest rates.

The forward-looking statements in this prospectus and the documents incorporated by reference herein are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our securities, along with the following factors that could cause actual results to vary from our forward-looking statements:

(1)

the factors referenced in this prospectus, including those set forth under the section captioned “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated herein by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q;

(2)

the impact of the federal conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the federal government;

(3)

the possible material adverse effect on our business if the U.S. Congress passed legislation reforming or winding down Fannie Mae or Freddie Mac;

(4)

the impact of the U.S. Federal Reserve's (the “Fed”) third quantitative easing program on the prices and liquidity of agency and non-agency mortgage-backed securities or other securities in which we invest;

(5)

actions by the Fed which could cause a flattening of the yield curve, which could materially adversely affect our business, financial condition and results of operations and our ability to pay distributions to our stockholders;

(6)

mortgage loan modification programs and future legislative action;

(7)

availability, terms and deployment of capital;

(8)

changes in economic conditions generally;

(9)

changes in interest rates, interest rate spreads, the yield curve or prepayment rates;

(10)

general volatility of the financial markets, including markets for mortgage securities;

(11)

the downgrade of the U.S. Government’s or certain European countries’ credit ratings and future downgrades of the U.S. Government’s or certain European countries’ credit ratings may materially adversely affect our business, financial condition and results of operations;

(12)

inflation or deflation;

(13)

availability of suitable investment opportunities;

(14)

the degree and nature of our competition, including competition for agency securities from the U.S. Treasury;

(15)

changes in our business and investment strategy;

(16)

our failure to maintain an exemption from being regulated as a commodity pool operator;

(17)

our dependence on our Manager and ability to find a suitable replacement if our Manager were to terminate its management relationship with us;

(18)

Our Manager’s limited experience in acquiring or financing non-agency mortgage-backed securities;

(19)

the existence of conflicts of interest in our relationship with our Manager and certain of our directors and our officers and affiliated entities, which could result in decisions that are not in the best interest of our stockholders;

(20)

our management’s competing duties to other affiliated entities, which could result in decisions that are not in the best interests of our stockholders;

(21)

changes in personnel at our Manager or the availability of qualified personnel at our Manager;

(22)

limitations imposed on our business by our status as a REIT;

(23)

the potential burdens on our business of maintaining our exemption from the 1940 Act and possible consequences of losing that exemption;

(24)

changes in GAAP, including interpretations thereof; and

(25)

changes in applicable laws and regulations.

We cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on forward-looking statements, which apply only as of the date of this prospectus. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this report to reflect new information, future events or otherwise, except as required under the U.S. federal securities laws.

PROSPECTUS SUMMARY

The Company

We are a Maryland corporation formed to invest in and manage a leveraged portfolio of agency mortgage-backed securities, non-agency mortgage-backed securities and other mortgage-related investments, which we refer to as our target assets.

We seek attractive long-term investment returns by investing our equity capital and borrowed funds in our targeted asset class. We earn returns on the spread between the yield on our assets and our costs, including the cost of the funds we borrow, after giving effect to our hedges. We identify and acquire our target assets, finance our acquisitions with borrowings under a series of short-term repurchase agreements at the most competitive interest rates available to us and then cost-effectively mitigate our interest rate and other risks based on our entire portfolio of assets, liabilities and derivatives and our management’s view of the market. Successful implementation of this approach requires us to address and effectively mitigate interest rate risk and maintain adequate liquidity. We believe that the residential mortgage market will undergo significant changes in the coming years as the role of GSEs, such as Fannie Mae and Freddie Mac, is diminished, which we expect will create attractive investment opportunities for us.

Our Manager

We are externally managed by ARRM, pursuant to a management agreement between us and ARRM. ARRM is registered as an investment adviser with the Securities and Exchange Commission. As an externally-managed company, we depend on the diligence, experience and skill of ARRM for the selection, acquisition, structuring, interest rate risk mitigation and monitoring of investments in our target assets and associated borrowings.  We do not currently have, nor do we plan to have, any employees whom we compensate directly with salaries.  Scott J. Ulm and Jeffrey J. Zimmer, our Co-Chief Executive Officers, serve as the Co-Managing Members of ARRM.

The management agreement requires ARRM to manage our business affairs in conformity with certain restrictions contained therein, including any operating policies adopted by us. ARRM’s role as our Manager is subject to the direction and oversight of our board of directors. ARRM is responsible for:

•

advising us with respect to, arranging for, and managing the acquisition, financing, management and disposition of, our investments;

•

evaluating the duration and prepayment risk of our investments and arranging borrowing and interest rate risk mitigation strategies; and

•

coordinating our capital raising activities.

In conducting these activities, ARRM advises us on the formulation of, and implements, our operating strategies and policies, arranges for our acquisition of assets, monitors the performance of our assets, implements our financing and interest rate risk mitigation strategies, and provides administrative and managerial services in connection with our day-to-day operations.  Our Manager’s investment professionals and other staff have extensive experience in managing fixed-income assets, including agency mortgage-backed securities, non-agency mortgage-backed securities (including collateralized mortgage-backed securities) and other mortgage-related instruments.

Staton Bell Blank Check LLC (“SBBC”) serves as our sub-manager. SBBC is jointly owned by Daniel C. Staton and Marc H. Bell, two of our directors.

Operating and Regulatory Structure

REIT Qualification

We have elected to qualify as a REIT for federal income tax purposes and to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), commencing with our taxable year ended December 31, 2012. Our continuing qualification as a REIT depends on our ability to meet, on a continuing basis, various complex requirements under the Code relating to, among other things, the source of our gross income, the composition and values of our assets, our distribution levels and the concentration of ownership of our capital stock.

As a REIT, we generally will not be subject to federal income taxes on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain our intended qualification as a REIT. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to federal income taxes at regular corporate rates. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to some federal, state and local taxes on our income.

Investment Company Act of 1940 Exclusion

We conduct our business so as not to become regulated as an investment company under the Investment Company Act of 1940 (the “1940 Act”). If we were to fall within the definition of an investment company, we would be unable to conduct our business as described in this prospectus.

Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the  1940 Act also defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, in Section 3(a)(1)(C) of the 1940 Act, as defined above, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exclusion from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.

To avoid registration as an investment company, we rely on the exclusion provided by Section 3(c)(5)(C) of the 1940 Act. To qualify for the exclusion, we intend to make investments so that at least 55% of the assets we own consist of “qualifying assets” and so that at least 80% of the assets we own consist of qualifying assets and real estate related assets. We generally expect that our investments in MBS will be treated as either qualifying assets or real estate related assets under Section 3(c)(5)(C) of the 1940 Act in a manner consistent with the SEC staff no-action letters. Qualifying assets for this purpose include mortgage loans and other assets, such as whole pool MBS that are considered the functional equivalent of mortgage loans for the purposes of the 1940 Act. We invest at least 55% of our assets in whole pool MBS that constitute qualifying assets in accordance with SEC staff guidance and at least 80% of our assets in qualifying interests plus other real estate related assets.  Other real estate related assets would consist primarily of non-whole pool MBS and funds awaiting investment. As a result of the foregoing restrictions, we are limited in our ability to make or dispose of certain investments. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. These restrictions could also result in us holding assets we might wish to sell or selling assets we might wish to hold. Although we intend to monitor our portfolio relying on the Section 3(c)(5)(C) exclusion periodically and prior to each acquisition and disposition, there can be no assurance that we will be able to maintain this exclusion.

To the extent that we elect in the future to conduct our operations through wholly-owned subsidiaries, such business will be conducted in a manner as to ensure that we do not meet the definition of investment company under either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the 1940 Act. All wholly-owned subsidiaries that we elect to conduct our business through would qualify for the Section 3(c)(5)(C) exclusion discussed above and we would, accordingly, qualify for the Section 3(a)(1)(C) exclusion because less than 40% of the value of our total assets on an unconsolidated basis would consist of investment securities. We intend to monitor our portfolio periodically to ensure compliance with the 40% test. In such case, we would be a holding company which conducts business exclusively through wholly-owned subsidiaries and we would be engaged in the non-investment company business of our subsidiaries.

The mortgage related investments that we acquire are limited by the provisions of the 1940 Act and the rules and regulations promulgated thereunder. If the SEC or its staff determines that any of these securities are not qualifying interests in real estate or real estate-related assets and adopts a contrary interpretation with respect to these securities or otherwise believes we do not satisfy the above exclusions or change interpretation of the above exclusions, we could be required to restructure our activities or sell certain of our assets.

On August 31, 2011, the SEC issued a concept release requesting comments to a number of matters relating to the Section 3(c)(5)(C) exclusion from the 1940 Act, including the nature of assets that qualify for purposes of the exclusion and whether mortgage related REIT’s should be regulated as investment companies. There can be no assurance that the laws and regulations governing the 1940 Act status of REIT’s, including guidance and interpretations from the Division of Investment Management of the SEC regarding the Section 3(c)(5)(C) exclusion, will not change in a manner that adversely affects our operations or business. As a result of this release, the SEC or its staff may issue new interpretations of the Section 3(c)(5)(C) exclusion causing us to change the way we conduct our business, including changes that may adversely affect our ability to achieve our investment objective.  We may be required at times to adopt less efficient methods of financing certain of our mortgage related investments and we may be precluded from acquiring certain types of higher yielding securities. The net effect of these factors would be to lower our net interest income. If we fail to qualify for an exclusion from registration as an investment company or an exclusion from the definition of an investment company, our ability to use leverage would be substantially reduced. Our business will be materially and adversely affected if we fail to qualify for an exclusion from regulation under the 1940 Act.

Restrictions on Ownership of our Common Stock

To assist us in complying with the REIT limitations on the concentration of ownership imposed by the Code, among other purposes, our charter prohibits, with certain exceptions, any stockholder from beneficially or constructively owning, applying certain attribution rules under the Code (including deemed ownership of shares underlying warrants or options to purchase stock), more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock or our outstanding shares of all classes of capital stock. Our board of directors may, in its sole discretion, waive the 9.8% ownership limit in certain circumstances. Currently, there are holders of our capital stock and/or warrants whose ownership exceeds the thresholds set forth in our charter. We have granted waivers from the 9.8% charter restriction for holders where, based on representations, covenants and agreements received from such holders, we determined that such waivers would not jeopardize our status as a REIT.

Policy With Respect to Dividends and Distributions

In order to maintain our qualification as a REIT for U.S. federal income tax purposes, we are required to distribute at least 90% of our annual REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain.  Accordingly, we pay monthly dividends of substantially all of our taxable income out of assets legally available for such purposes to our stockholders of record when and if issued, and as and if declared by our board of directors.  We are not restricted from using the proceeds of equity or debt offerings to pay dividends, but we do not intend to do so.  The timing and amount of any dividends we pay to holders of our common stock is at the discretion of our board of directors and depends upon various factors, including our earnings and financial condition, maintenance of REIT status, applicable provisions of the Maryland General Corporation Law (“MGCL”), and such other factors as our board of directors deems relevant.

Corporate Information

We were incorporated in the state of Maryland on June 18, 2012. We commenced our operations upon the consummation of our initial public offering and concurrent private placement of our common stock on October 9, 2012.

Our principal offices are located at 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963. Our phone number is (772) 617- 4340. Our website is www.javelinreit.com. The contents of our website are not a part of this prospectus. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

The Offering

Under this prospectus, the Company may offer and sell to the public in one or more series or issuances of common stock, preferred stock, warrants, depository shares and debt securities, with an aggregate offering price not to exceed $750,000,000.

RISK FACTORS

Investing in our securities involves risks.  You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10−K and any subsequent Quarterly Reports on Form 10−Q (which descriptions are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities.  See “Where You Can Find More Information” and "Incorporation of Certain Documents by Reference" below.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use all the net proceeds from the sale of the securities offered by this prospectus and any related accompanying prospectus supplement to acquire additional target assets in accordance with our objectives and strategies described in our most recent Annual Report on Form 10-K and other filings with the SEC. Our focus will be on purchasing agency mortgage-backed securities, non-agency mortgage-backed securities and other mortgage-related investments, subject to our investment guidelines and REIT qualification requirements. ARRM will make determinations as to the percentage of our assets that will be invested in each of our target assets. Its decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. Until appropriate assets can be identified, ARRM may invest the net proceeds from this offering in interest-bearing short- term investments, including funds that are consistent with our qualification as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our target assets. We may also use a portion of the net proceeds for general corporate purposes. Prior to the time we have fully used the net proceeds of this offering to acquire our target assets, we may fund our quarterly cash distributions out of such net proceeds.

RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended September 30, 2013	For the Period From June 21, 2012(1) through December 31, 2012
	(in thousands)

Net income (loss) attributable to common stockholders	$11,995	$6,098
Additional fixed charge (interest expense)	$5,643	$1,455
Earnings adjusted	$17,638	$7,553
Ratio of earnings to fixed charges	3.13	5.19

(1)	We received an initial capital contribution of $1,000 and issued 50 shares of common stock on June 21, 2012.

DESCRIPTION OF COMMON STOCK, PREFERRED STOCK AND WARRANTS

The following is a summary of the rights and preferences of our common stock, preferred stock and warrants. This summary does not purport to be complete and is qualified in its entirety by reference to the MGCL, our charter and our bylaws, and any forms of warrant agreements and warrants incorporated by reference into the registration statement, of which this prospectus is a part, from reports we file with the SEC in the future. We encourage you to read carefully this entire prospectus, our charter and bylaws, any forms of warrant agreements and warrants, and the other documents we refer to for a more complete understanding of our common stock, preferred stock and warrants. Our charter and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. Please see the section entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

General

Our charter provides that we may issue up to 250,000,000 shares of common stock, $0.001, par value per share, and 25,000,000 shares of preferred stock, $0.001, par value per share. Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series without stockholder approval. Under Maryland law, stockholders are not generally liable for our debts or obligations.

Shares of Common Stock

As of October 31, 2013, 13,500,050 shares of common stock were issued and outstanding. All of the outstanding shares of common stock were duly authorized, validly issued, fully paid and non-assessable. Subject to the preferential rights of any other class or series of shares of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock, holders of shares of common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of shares of our common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

The shares of common stock do not represent any interest in or obligation of ARRM. Further, the shares are not a deposit or other obligation of any bank, are not an insurance policy of any insurance company and are not insured or guaranteed by the Federal Deposit Insurance Company, any other governmental agency or any insurance company. The shares of common stock do not benefit from any insurance guaranty association coverage or any similar protection.

Subject to the provisions of our charter regarding the restrictions on transfer of shares of stock and except as may otherwise be specified in the terms of any class or series of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of stock, the holders of such shares of common stock possess exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of the outstanding shares of common stock are able to elect all of the directors then standing for election, and the holders of the remaining shares are not able to elect any directors.

Holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock, shares of common stock have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge with another entity, transfer all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these matters (other than certain amendments to the provisions of our charter related to the removal of directors, the restrictions on ownership and transfer of shares of our stock and the requirement of a two-thirds vote for amendment to these provisions) may be approved by a majority of all of the votes entitled to be cast on the matter.

Shares of Preferred Stock

As of October 31, 2013, no shares of preferred stock were issued and outstanding. Our charter provides that our board of directors has the authority, without action by the stockholders, to designate and issue shares of preferred stock in one or more classes or series and to fix the rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of the common stock. Any issuance of shares of preferred stock could adversely affect the voting power of holders of common stock, and the likelihood that the holders will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring or preventing a change in control.

The following description sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate.  The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to our charter, as amended and restated, bylaws, and articles supplementary to our charter, if any, designating terms of a series of preferred stock.  Shares of preferred stock, when and if issued in the future, will be validly issued, fully paid, and non−assessable.

The rights, preferences, privileges and restrictions of our outstanding series of preferred stock are, and of each additional series of preferred stock, when and if issued in the future will be, fixed by the articles supplementary to our charter relating to the series.  A prospectus supplement, relating to each series, will specify the terms of the preferred stock, as follows:

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the title and stated value of the preferred stock;

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the voting rights of the preferred stock, if applicable;

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the preemptive rights of the preferred stock, if applicable;

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the restrictions on alienability of the preferred stock, if applicable;

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the number of shares offered, the liquidation preference per share and the offering price of the shares;

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liability to further calls or assessment of the preferred stock, if applicable;

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the dividend rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred stock;

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the date from which dividends on the preferred stock will accumulate, if applicable;

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the procedures for any auction and remarketing for the preferred stock, if applicable;

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the provision for a sinking fund, if any, for the preferred stock;

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the provision for and any restriction on redemption, if applicable, of the preferred stock;

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the provision for and any restriction on repurchase, if applicable, of the preferred stock;

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any listing of the preferred stock on any securities exchange;

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the terms and provisions, if any, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

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the terms under which the rights of the preferred stock may be modified, if applicable;

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any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;

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a discussion of certain material federal income tax considerations applicable to the preferred stock;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding−up of our affairs;

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any limitation on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding−up of our affairs; and

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any limitations on direct or beneficial ownership and restrictions on transfer of the preferred stock, in each case as may be appropriate to preserve our qualification as a REIT.

Warrants

As of October 31, 2013, no warrants were issued and outstanding. We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series, from time to time in the future. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

The warrants issued, if any, will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. The prospectus supplements relating to any warrants being offered pursuant to this prospectus and any applicable prospectus supplements will contain the specific terms of the warrants, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of warrants and warrant agreements containing the terms of the warrants being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Power to Reclassify Our Unissued Shares of Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of shares of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, among other things, our board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock

We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the shares of common stock, are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, the board of directors could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, after the first year for which an election to be a REIT has been made, not more than 50% of the value of the outstanding shares of stock may be owned, directly, indirectly, or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (which we have referred to as the 5/50 test).

Our charter contains restrictions limiting the ownership and transfer of shares of our common stock and other outstanding shares of stock, warrants, and options. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock (the common share ownership limit), or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock (the aggregate share ownership limit). The common share ownership limit and the aggregate share ownership limit are collectively referred to herein as the “ownership limits.” A person or entity that becomes subject to the ownership limits by virtue of a violative transfer that results in a transfer to a trust, as set forth below, is referred to as a “purported beneficial transferee” if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of shares of our stock, or is referred to as a “purported record transferee” if, had the violative transfer been effective, the person or entity would have been solely a record owner of shares of our stock.

The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity.  In certain cases, for certain holders, they also cause shares underlying warrants or options to purchase our stock to be treated as if they were owned by the holder or beneficial owner of such warrants or options. As a result, the acquisition of less than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock or capital stock, (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock) by an individual or entity, could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock or our outstanding shares of our capital stock, and thereby subject the shares of common stock, total shares of stock or warrants to the applicable ownership limit.

Our board of directors may, in its sole discretion, exempt a person from the above-referenced ownership limits. However, the board of directors may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT.  In order to be considered by the board of directors for exemption, a person also must not own, directly or indirectly, an interest in our tenant (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of our board of directors that such person will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to a trust for the benefit of a charitable beneficiary. As a condition of its waiver, our board of directors may require an opinion of counsel or IRS ruling satisfactory to the board of directors with respect to our qualification as a REIT.

We may grant waivers from the charter requirements for such holders where, based on representations, covenants and agreements received from such holders, we determine that such waivers would not jeopardize our status as a REIT.

In connection with an exemption from the ownership limits or at any other time, our board of directors may from time to time increase or decrease the ownership limits for one or more persons and entities; provided, however, that any decrease may be made only prospectively as to existing holders; and provided further that the ownership limit may not be increased if, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding. Prior to the modification of the ownership limit, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as the board of directors may deem necessary or advisable in order to determine or ensure our qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership in shares of our common stock or total shares of stock, as applicable, is in excess of such decreased ownership limit until such time as such person’s or entity’s percentage of shares of our common stock or total shares of stock, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock or total shares of stock, as applicable, in excess of such percentage ownership of shares of our common stock or total shares of stock will be in violation of such ownership limit. Additionally, the new ownership limit may not allow five or fewer individuals to own more than 49.9% in value of our outstanding shares of stock.

Our charter provisions further prohibit:

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any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our stock, which includes ownership of warrants, that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT; and

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any person from transferring shares of our stock if such transfer would result in shares of our stock being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give written notice immediately of such event to us or, in the case of a proposed or attempted transaction, at least 15 days prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Pursuant to our charter, if any transfer of shares of our stock would result in shares of our stock being owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors or in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause such person to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be null and void and the intended transferee will acquire no rights in such shares.

Shares of stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of stock at market price, the last reported sales price reported on the New York Stock Exchange (“NYSE”) (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the market price on the date we or our designee, accept such offer. We have the right to accept such offer until the trustee has sold the shares of stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such shares of stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or such other limit as established by our board of directors. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. Any net sales proceeds in excess of the amount payable to the purported record transferee will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a purported record transferee, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the purported record transferee received an amount for or in respect of such shares that exceeds the amount that such purported record transferee was entitled to receive, such excess amount must be paid to the trustee upon demand. The purported beneficial transferee or purported record transferee has no rights in the shares held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any purported record transferee or purported beneficial transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

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to rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the trust; and

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to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible action, then the trustee may not rescind and recast the vote. If our board of directors determines in good faith that a proposed transfer would violate the restrictions on ownership and transfer of shares of our stock set forth in the charter, the board of directors will take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating the name and address of such owner, the number of shares of our stock which he, she or it beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide JAVELIN with such additional information as we may request in order to determine the effect, if any, of his, her or its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interests of the stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which would represent a fractional interest of a share of a particular series of preferred stock.  We will deposit shares of preferred stock represented by depositary shares under a separate deposit agreement among the company, a preferred stock depositary and the holders of the depositary shares.  Subject to the terms of the deposit agreement, each owner of a depositary share will possess, in proportion to the fractional interest of a share of preferred stock represented by the depositary share, all the rights and preferences of the preferred stock represented by the depositary shares.  Depositary receipts will evidence the depositary shares issued pursuant to the deposit agreement.  Immediately after the company issues and delivers preferred stock to a preferred stock depositary, the preferred stock depositary will issue the depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash dividends on the preferred stock to the record holders of the depositary shares.  Holders of depositary shares generally must file proofs, certificates and other information and pay charges and expenses of the depositary in connection with distributions.  If a distribution on the preferred stock is other than in cash and it is feasible for the depositary to distribute the property it receives, the depositary will distribute the property to the record holders of the depositary shares.  If such a distribution is not feasible, the depositary, with our approval, may sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Withdrawal of Stock

Unless we have previously called the underlying preferred stock for redemption or the holder of the depositary shares has converted such shares, a holder of depositary shares may surrender them at the corporate trust office of the depositary in exchange for whole or fractional shares of the underlying preferred stock together with any money or other property represented by the depositary shares.  Once a holder has exchanged the depositary shares, the holder may not redeposit the preferred stock and receive depositary shares again.  If a depositary receipt presented for exchange into preferred stock represents more shares of preferred stock than the number to be withdrawn, the depositary will deliver a new depositary receipt for the excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by a depositary, the depositary will redeem the corresponding amount of depositary shares with funds it receives from us for the preferred stock.  The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the date fixed for redemption at the holders’ addresses appearing in the depositary’s books.  The redemption price per depositary share will be equal to the applicable fraction of the redemption price and any other amounts payable with respect to the preferred stock.  If we intend to redeem less than all of the underlying preferred stock, we and the depositary will select the depositary shares to be redeemed on as nearly a pro rata basis as practicable without creating fractional depositary shares or by any other equitable method determined by us that preserves our REIT status.

On the redemption date:

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all dividends relating to the shares of preferred stock called for redemption will cease to accrue;

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we and the depositary will no longer deem the depositary shares called for redemption to be outstanding; and

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all rights of the holders of the depositary shares called for redemption will cease, except the right to receive any money payable upon the redemption and any money or other property to which the holders of the depositary shares are entitled upon redemption.

Voting of the Preferred Stock

When a depositary receives notice regarding a meeting at which the holders of the underlying preferred stock have the right to vote, it will mail that information to the holders of the depositary shares.  Each record holder of depositary shares on the record date may then instruct the depositary to exercise its voting rights for the amount of preferred stock represented by that holder’s depositary shares.  The depositary will vote in accordance with these instructions.  The depositary will abstain from voting to the extent it does not receive specific instructions from the holders of depositary shares.  A depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote, as long as any action or non−action is in good faith and does not result from negligence or willful misconduct of the depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying preferred stock represented by the depositary share, in the event such underlying preferred stock is entitled to any such liquidation preference.

Conversion of Preferred Stock

Depositary shares will not themselves be convertible into common stock or any other securities or property of the company.  However, if the underlying preferred stock is convertible, holders of depositary shares may surrender them to the depositary with written instructions to convert the preferred stock represented by their depositary shares into whole shares of common stock, other shares of our preferred stock or other shares of stock, as applicable.  Upon receipt of these instructions and any amounts payable in connection with a conversion, we will convert the preferred stock using the same procedures as those provided for delivery of preferred stock.  If a holder of depositary shares converts only part of its depositary shares, the depositary will issue a new depositary receipt for any depositary shares not converted.  We will not issue fractional shares of common stock upon conversion.  If a conversion will result in the issuance of a fractional share, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of a Deposit Agreement

The company and the depositary may amend any form of depositary receipt evidencing depositary shares and any provision of a deposit agreement.  However, unless the existing holders of at least two−thirds of the applicable depositary shares then outstanding have approved the amendment, we and the depositary may not make any amendment that:

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would materially and adversely alter the rights of the holders of depositary shares; or

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would be materially and adversely inconsistent with the rights granted to the holders of the underlying preferred stock.

Subject to exceptions in the deposit agreement and except in order to comply with applicable law, no amendment may impair the right of any holders of depositary shares to surrender their depositary shares with instructions to deliver the underlying preferred stock and all money and other property represented by the depositary shares.  Every holder of outstanding depositary shares at the time any amendment becomes effective who continues to hold the depositary shares will be deemed to consent and agree to the amendment and to be bound by the amended deposit agreement.

We may terminate a deposit agreement upon not less than 30 days prior written notice to the depositary if:

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the termination is necessary to preserve our REIT status; or

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a majority of each series of preferred stock affected by the termination consents to the termination.

In addition, a deposit agreement will automatically terminate if:

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we have redeemed all underlying preferred stock subject to the agreement;

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a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up has occurred, and the depositary has distributed the distribution to the holders of the depositary shares; or

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each share of the underlying preferred stock has been converted into other capital stock of the company not represented by depositary shares.

Expenses of a Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges and expenses arising in connection with a deposit agreement.  In addition, we will generally pay the fees and expenses of a depositary in connection with the performance of its duties.  However, holders of depositary shares will pay the fees and expenses of a depositary for any duties requested by the holders that the deposit agreement does not expressly require the depositary to perform.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us notice of its election to resign.  We may also remove a depositary at any time.  Any resignation or removal will take effect upon the appointment of a successor depositary.  We will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal.  The successor must be a bank or trust company with its principal office in the U.S. and have a combined capital and surplus of at least $50 million.

Miscellaneous

The depositary will forward to the holders of depositary shares any reports and communications from us with respect to the underlying preferred stock.  Neither the depositary nor the company will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under a deposit agreement.  The obligations of the company and a depositary under a deposit agreement will be limited to performing their duties in good faith and without negligence in regard to voting of preferred stock, gross negligence or willful misconduct.  Neither the company nor a depositary must prosecute or defend any legal proceeding with respect to any depositary shares or the underlying preferred stock unless they are furnished with satisfactory indemnity.

The company and any depositary may rely on the written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party.  In the event a depositary receives conflicting claims, requests or instructions from us and any holders of depositary shares, the depositary will be entitled to act on the claims, requests or instructions received from us.

Depositary

The prospectus supplement will identify the depositary for the depositary shares.

Listing of the Depositary Shares

The applicable prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

DESCRIPTION OF DEBT SECURITIES

General

The following description of the terms of our senior debt securities and subordinated debt securities, together, referred to as the debt securities, sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate.  Unless otherwise noted, the general terms and provisions of our debt securities discussed below apply to both our senior debt securities and our subordinated debt securities.  Our debt securities may be issued from time to time in one or more series.  The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in the prospectus supplement relating to that series.

The senior debt securities will be issued under an indenture between us and a Senior Indenture trustee, referred to as the senior indenture.  The subordinated debt securities will be issued under an indenture between us and a Subordinated Indenture Trustee, referred to as the subordinated indenture and, together with the senior indenture, the indentures.  The Senior Indenture Trustee and the Subordinated Indenture Trustee are both referred to, individually, as the trustee.  The senior debt securities will constitute our unsecured and unsubordinated obligations and the subordinated debt securities will constitute our unsecured and subordinated obligations.  A detailed description of the subordination provisions is provided below under the caption “— Ranking and Subordination — Subordination.” In general, however, if we declare bankruptcy, holders of the senior debt securities will be paid in full before the holders of subordinated debt securities will receive anything.

The statements set forth below are brief summaries of certain provisions contained in the indentures, which summaries do not purport to be complete and are qualified in their entirety by reference to the indentures, which are filed as exhibits to the registration statement of which this prospectus forms a part.  Terms used herein that are otherwise not defined shall have the meanings given to them in the indentures.  Such defined terms shall be incorporated herein by reference.

The indentures will not limit the amount of debt securities that may be issued under the applicable indenture, and debt securities may be issued under the applicable indenture up to the aggregate principal amount that may be authorized from time to time by us.  Any such limit applicable to a particular series will be specified in the prospectus supplement relating to that series.

The prospectus supplement relating to any series of debt securities in respect of which this prospectus is being delivered will contain the following terms, among others, for each such series of debt securities:

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the designation and issue date of the debt securities;

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the date or dates on which the principal amount of the debt securities is payable;

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the rate or rates (or manner of calculation thereof), if any, per annum at which the debt securities will bear interest, if any, the date or dates from which interest will accrue and the interest payment date or dates for the debt securities;

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any limit upon the aggregate principal amount of the debt securities which may be authenticated and delivered under the applicable indenture;

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the period or periods within which, the redemption price or prices or the repayment price or prices, as the case may be, at which, and the terms and conditions upon which, the debt securities may be redeemed at the issuing company’s option or the option of the holder of such debt securities;

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the obligation, if any, of the issuing company to purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be purchased, in whole or in part, pursuant to such obligation;

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if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities will be issuable;

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provisions, if any, with regard to the conversion or exchange of the debt securities, at the option of the holders of such debt securities or the issuing company, as the case may be, for or into new securities of a different series, common stock or other securities;

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if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the debt securities will be denominated and in which payments of principal of, and any premium and interest on, such debt securities shall or may be payable;

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if the principal of (and premium, if any) or interest, if any, on the debt securities are to be payable, at the election of the issuing company or a holder of such debt securities, in a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

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if the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index based on a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the manner in which such amounts shall be determined;

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provisions, if any, related to the exchange of the debt securities, at the option of the holders of such debt securities, for other securities of the same series of the same aggregate principal amount or of a different authorized series or different authorized denomination or denominations, or both;

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the portion of the principal amount of the debt securities, if other than the principal amount thereof, which shall be payable upon declaration of

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acceleration of the maturity thereof as more fully described under the section “— Events of Default, Notice and Waiver” below;

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whether the debt securities will be issued in the form of global securities and, if so, the identity of the depositary with respect to such global securities;

•

if the debt securities will be guaranteed, the terms and conditions of such guarantees and provisions for the accession of the guarantors to certain obligations under the applicable indenture;

•

with respect to subordinated debt securities only, the amendment or modification of the subordination provisions in the subordinated indenture with respect to the debt securities; and

•

any other specific terms.

We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing holders of securities of that series.

Some of the debt securities may be issued as original issue discount debt securities.  Original issue discount debt securities bear no interest or bear interest at below−market rates.  These are sold at a discount below their stated principal amount.  If we issue these securities, the prospectus supplement relating to such series of debt securities will describe any special tax, accounting or other information which we think is important.  We encourage you to consult with your own tax and financial advisors on these important matters.

Unless we specify otherwise in the applicable prospectus supplement relating to such series of debt securities, the covenants contained in the indentures will not provide special protection to holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.

Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, interest on outstanding debt securities will be paid to holders of record on the date that is 15 days prior to the date such interest is to be paid or, if not a business day, the next preceding business day.  Unless otherwise specified in the prospectus supplement, debt securities will be issued in fully registered form only.  Unless otherwise specified in the prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the trustee in New York, New York.  The debt securities may be presented for transfer or exchange at such office unless otherwise specified in the prospectus supplement, subject to the limitations provided in the applicable indenture, without any service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

Ranking and Subordination

General

The subordinated debt securities and the related guarantees will effectively rank junior in right of payment to any of our or the guarantors’ current and future secured obligations to the extent of the value of the assets securing such obligations.  The debt securities and the guarantees will be effectively subordinated to all existing and future liabilities, including indebtedness and trade payables, of our non−guarantor subsidiaries.  Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, the indentures will not limit the amount of unsecured indebtedness or other liabilities that can be incurred by our non−guarantor subsidiaries.

Ranking of Debt Securities

The senior debt securities described in this prospectus will be unsecured, senior obligations of the issuing company and will rank equally with the issuing company’s other unsecured and unsubordinated obligations.  Any guarantees of the senior debt securities will be unsecured and senior obligations of each of the guarantors, and will rank equally with all other unsecured and unsubordinated obligations of such guarantors.  The subordinated debt securities will be unsecured, subordinated obligations and any guarantees of the subordinated debt securities will be unsecured and subordinated obligations of each of the guarantors.

Subordination

If issued, the indebtedness evidenced by the subordinated debt securities will be subordinate to the prior payment in full of all our Senior Indebtedness (as defined below).  During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities.  In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness.  Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness.  The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The subordination provisions also apply in the same way to any guarantor with respect to the Senior Indebtedness of such guarantor.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•

all of the indebtedness of that person for borrowed money, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time that person acquires it;

•

all of the indebtedness of that person evidenced by notes, debentures, bonds or other similar instruments sold by that person for money;

•

all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above, in each case, that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities.  Our senior debt securities, and any unsubordinated guarantee obligations of ours or any guarantor to which we and the guarantors are a party, including the guarantors’ guarantees of our debt securities and other indebtedness for borrowed money, constitute Senior Indebtedness for purposes of the subordinated indenture.

Consolidation, Merger, Conveyance or Transfer on Certain Terms

Except as described in the applicable prospectus supplement relating to such debt securities, we will not consolidate with or merge into any other entity or convey or transfer our properties and assets substantially as an entirety to any entity, unless:

(1)

the entity formed by such consolidation or into which we are merged or the entity that acquires by conveyance or transfer our properties and assets substantially as an entirety shall be organized and existing under the laws of the U.S.  or any State or the District of Columbia, and will expressly assume, by supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the applicable indenture (as supplemented from time to time) on our part to be performed or observed;

(2)

immediately after giving effect to such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3)

we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the requirements set forth in paragraphs (1) and (2) above and that all conditions precedent relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance or transfer of our properties and assets substantially as an entirety as set forth above, the successor person formed by such consolidation or into which we are merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of ours under the applicable indenture with the same effect as if such successor had been named in the applicable indenture.  In the event of any such conveyance or transfer, we, as the predecessor, shall be discharged from all obligations and covenants under the applicable indenture and the debt securities issued under such indenture and may be dissolved, wound up or liquidated at any time thereafter.

Certain Covenants

Any covenants pertaining to a series of debt securities will be set forth in a prospectus supplement relating to such series of debt securities.

Except as described in the prospectus and any applicable prospectus supplement relating to such series of debt securities, the indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving us.

Certain Definitions

The following are certain of the terms defined in the indentures:

“Comparable Treasury Issue” means, with respect to the debt securities, the U.S.  Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term, or the Remaining Life, of the debt securities being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such debt securities.

“Comparable Treasury Price” means, with respect to any redemption date for the debt securities: (1) the average of two Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of four such Reference Treasury Dealer Quotations; or (2) if the trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by the trustee.

“GAAP” means generally accepted accounting principles as such principles are in effect in the U.S.  as of the date of the applicable indenture. “Independent Investment Banker” means one of the Reference Treasury Dealers, to be appointed by us.

“Reference Treasury Dealer” means four primary U.S.  Government securities dealers to be selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the trustee by such Reference Treasury Dealer at 3:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each debt security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such debt security, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

“Significant Subsidiary” means any Subsidiary which would be a “significant subsidiary” as defined in Rule 1−02 of Regulation S−X, promulgated pursuant to the Securities Act of 1933, or the Securities Act, as in effect on the date of the applicable indenture.

“Subsidiary” means, with respect to any person, any corporation more than 50% of the voting stock of which is owned directly or indirectly by such person, and any partnership, association, joint venture or other entity in which such person owns more than 50% of the equity interests or has the power to elect a majority of the board of directors or other governing body.

“Treasury Rate” means, with respect to any redemption date for the debt securities: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(5 19)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S.  Treasury debt securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the debt securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.  The Treasury Rate will be calculated on the third business day preceding the redemption date.

Optional Redemption

Unless we specify otherwise in the applicable prospectus supplement, we may redeem any of the debt securities as a whole at any time or in part from time to time, at our option, on at least 15 days, but not more than 45 days, prior notice mailed to the registered address of each holder of the debt securities to be redeemed, at respective redemption prices equal to the greater of:

•

100% of the principal amount of the debt securities to be redeemed, and

•

the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the redemption date, on a semi−annual basis, assuming a 360 day year consisting of twelve 30 day months, at the Treasury Rate (as defined below) plus the number, if any, of basis points specified in the applicable prospectus supplement;

plus, in each case, accrued interest to the date of redemption that has not been paid, such redemption price referred to as the Redemption Price.

On and after the redemption date, interest will cease to accrue on the debt securities or any portion thereof called for redemption, unless we default in the payment of the Redemption Price, and accrued interest.  On or before the redemption date, we shall deposit with a paying agent, or the applicable trustee, money sufficient to pay the Redemption Price of and accrued interest on the debt securities to be redeemed on such date.  If we elect to redeem less than all of the debt securities of a series, then the trustee will select the particular debt securities of such series to be redeemed in a manner it deems appropriate and fair.

Defeasance

Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, each indenture will provide that we, at our option,

•

will be discharged from any and all obligations in respect of any series of debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold monies for payment in trust), or

•

need not comply with any restrictive covenants described in a prospectus supplement relating to such series of debt securities, the guarantors will be released from the guarantees and certain Events of Default (other than those arising out of the failure to pay interest or principal on the debt securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of debt securities, in each case, if we deposit with the trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series.

To exercise any such option, we are required, among other things, to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to clause (a) above, accompanied by a ruling to such effect received from or published by the U.S. Internal Revenue Service, or IRS.

In addition, we are required to deliver to the trustee an officers’ certificate stating that such deposit was not made by us with the intent of preferring the holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others.

Events of Default, Notice and Waiver

Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, each indenture will provide that, if an Event of Default specified therein with respect to any series of debt securities issued thereunder shall have happened and be continuing, either the trustee thereunder or the holders of 33 1/3% in aggregate principal amount of the outstanding debt securities of such series (or 33 1/3% in aggregate principal amount of all outstanding debt securities under such indenture, in the case of certain Events of Default affecting all series of debt securities issued under such indenture) may declare the principal of all the debt securities of such series to be due and payable.

Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, an “Event of Default” in respect of any series will be defined in the indentures as being any one of the following events:

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default in payment of principal of, or premium, if any, on, or any sinking or purchase fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

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default for 30 days in payment of any interest installment with respect to such series;

•

default for 90 days after written notice to us by the trustee thereunder or by holders of 33% in aggregate principal amount of the outstanding debt securities of such series in the performance, or breach, of any covenant or warranty pertaining to debt securities of such series; and

•

certain events of bankruptcy, insolvency and reorganization with respect to us or any Significant Subsidiary of ours which is organized under the laws of the U.S. or any political sub−division thereof or the entry of an order ordering the winding up or liquidation of our affairs.

Each indenture will provide that the trustee thereunder will, within 90 days after the occurrence of a default with respect to the debt securities of any series issued under such indenture, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.  The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series.

Each indenture will contain provisions entitling the trustee under such indenture, subject to the duty of the trustee during an Event of Default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of holders of such debt securities.

Each indenture will provide that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture may direct the time, method and place of conducting proceedings for remedies available to the trustee or exercising any trust or power conferred on the trustee in respect of such series, subject to certain conditions.

Except as otherwise set forth in the prospectus supplement relating to the debt securities, in certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of such series, any past default or Event of Default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the senior debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such senior debt securities.

Each indenture will include a covenant that we will file annually with the trustee a certificate of no default or specifying any default that exists.

Modification of the Indentures

Except as set forth in the prospectus supplement relating to the debt securities, we and the trustee may, without the consent of the holders of the debt securities issued under the indenture governing such debt securities, enter into indentures supplemental to the applicable indenture for, among others, one or more of the following purposes:

•

to evidence the succession of another person to us or to a guarantor, if any, and the assumption by such successor of our or the guarantor’s obligations under the applicable indenture and the debt securities of any series;

•

to add to our covenants or those of any guarantor, if any, or to surrender any of our rights or powers or those of any guarantor for the benefit of the holders of debt securities of any or all series issued under such indenture;

•

to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under such indenture;

•

to add to the applicable indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended, or the TIA, excluding the provisions referred to in Section 3 16(a)(2) of the TIA as in effect at the date as of which the applicable indenture was executed or any corresponding provision in any similar federal statute hereafter enacted;

•

to establish the form or terms of any series of debt securities to be issued under the applicable indenture, to provide for the issuance of any series of debt securities and/or to add to the rights of the holders of debt securities;

•

to evidence and provide for the acceptance of any successor trustee with respect to one or more series of debt securities or to add or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture;

•

to provide any additional Events of Default;

•

to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain federal tax purposes;

•

to provide for the terms and conditions of converting those debt securities that are convertible into common stock or another such similar security;

•

to secure any series of debt securities;

•

to add guarantees in respect of any series or all of the debt securities;

•

to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the applicable indenture or any supplemental indenture under the TIA; and

•

to make any other change that does not adversely affect the rights of the holders of the debt securities.

No supplemental indenture for the purpose identified in clauses (2), (3) or (5) above may be entered into if to do so would adversely affect the rights of the holders of debt securities of any series issued under the same indenture in any material respect.

Except as set forth in the prospectus supplement relating to such series of debt securities, each indenture will contain provisions permitting us and the trustee under such indenture, with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture to be affected voting as a single class, to execute supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or modifying the rights of the holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of the holders of affected debt securities, among other things:

•

change the maturity of the principal of, or the maturity of any premium on, or any installment of interest on, any such debt security, or reduce the principal amount or the interest or any premium of any such debt securities, or change the method of computing the amount of principal or interest on any such debt securities on any date or

•

change any place of payment where, or the currency in which, any debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity of principal or premium, as the case may be;

•

reduce the percentage in principal amount of any such debt securities the consent of whose holders is required for any supplemental indenture, waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

•

modify any of the provisions of the applicable indenture related to (i) the requirement that the holders of debt securities issued under such indenture consent to certain amendments of the applicable indenture, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase the percentage of holders required to make such amendments or grant such waivers; or

•

impair or adversely affect the right of any holder to institute suit for the enforcement of any payment on, or with respect to, such senior debt securities on or after the maturity of such debt securities.

In addition, the subordinated indenture will provide that we may not make any change in the terms of the subordination of the subordinated debt securities of any series in a manner adverse in any material respect to the holders of any series of subordinated debt securities without the consent of each holder of subordinated debt securities that would be adversely affected.

The Trustee

The trustee shall be named in the applicable prospectus supplement.

Governing Law

The indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Global Securities

We may issue debt securities through global securities.  A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security.  If we do issue global securities, the following procedures will apply.

We will deposit global securities with the depositary identified in the prospectus supplement.  After we issue a global security, the depositary will credit on its book−entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account holders are known as “participants.” The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited.  Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

We and the trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names.  They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.

Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security.  None of us, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records.  We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of the participants.

If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue registered securities in exchange for the global security.  In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities.  In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW

AND OUR CHARTER AND BYLAWS

The following summary description of certain provisions of the MGCL and our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and the actual provisions of our charter and our bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Our Board of Directors

Our bylaws and charter provide that the number of directors we have may be established by our board of directors but may not be less than the minimum number required by the MGCL, nor more than 15.  Pursuant to our charter, our board is currently composed of nine directors ― four of whom are affiliated and five of whom are independent. Our bylaws currently provide that any vacancy may be filled only by a majority of the remaining directors. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualifies.

Pursuant to our bylaws, each of our directors is elected by our common stockholders entitled to vote to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock entitled to vote will be able to elect all of our directors.

Removal of Directors

Our charter provides that a director may be removed, with or without cause, and only by the affirmative vote of the holders of shares entitled to cast at least two thirds of all the votes of common stockholders entitled to be cast generally in the election of directors. This provision, when coupled with the power of our board of directors to fill vacancies on the board of directors, precludes stockholders from (1) removing incumbent directors except upon a substantial affirmative vote and (2) filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. Our board of directors may provide that the board’s approval is subject to compliance with any terms and conditions determined by the board of directors.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•

a classified board;

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a two-thirds vote requirement for removing a director;

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a requirement that the number of directors be fixed only by vote of the directors;

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a requirement that a vacancy on the board of directors be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•

a majority requirement for the calling of a special meeting of stockholders.

Our bylaws provide that, pursuant to Subtitle 8, vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board of directors, which removal will be allowed with or without cause, (2) vest in the board of directors the exclusive power to fix the number of directorships and (3) require, unless called by the chairman of the board of directors, chief executive officer, president or the board of directors, the written request of stockholders of not less than a majority of all the votes entitled to be cast at such a meeting to call a special meeting.

Meetings of Stockholders

Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time set by our board of directors. In addition, the chairman of the board of directors, chief executive officer, president or board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders will also be called by the secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.

Amendment to Our Charter and Bylaws

Except for amendments related to removal of directors, the restrictions on ownership and transfer of shares of our stock and the requirement of a two-thirds vote for amendments to these provisions (each of which require the affirmative vote of the holders of not less than two-thirds of all the votes entitled to be cast on the matter and the approval of our board of directors), our charter may be amended only with the approval of the board of directors and the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Dissolution

Our dissolution must be approved by a majority of the entire board of directors and the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of other business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record both at the time of giving his notice and at the time of the meeting and who is entitled to vote at the meeting on the election of directors or on the proposal of other business, as the case maybe, and has complied with the advance notice provisions set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) by or at the direction of our board of directors or (2) provided that the board of directors has determined that directors will be elected at such meeting, by a stockholder who was a stockholder of record both at the time of giving his notice and at the time of the meeting and who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt into the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors' and Officers' Liability

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires us to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

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the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

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the director or officer actually received an improper personal benefit in money, property or services; or

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in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a proceeding in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•

a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

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any present or former director or officer of ours who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

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any individual who, while a director or officer of ours and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours, with the approval of our board of directors.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the qualification and taxation of JAVELIN and the acquisition, holding and disposition of our common stock. For purposes of this section, references to “JAVELIN,” “our,” “us” or “we” mean only JAVELIN Mortgage Investment Corp. and not any of its subsidiaries or other lower-tier entities except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that our operation, and the operation of our subsidiaries and other lower-tier and affiliated entities will, in each case, be in accordance with such entity’s applicable organizational documents. This summary does not discuss the impact that U.S. state and local taxes, U.S. estate and gift taxes and any taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

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U.S. expatriates;

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persons who mark-to-market our common stock;

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subchapter S corporations;

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U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

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financial institutions;

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insurance companies;

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broker-dealers;

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regulated investment companies (“RICs”);

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REITs;

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trusts and estates;

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holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

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persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,”

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“synthetic security” or other integrated investment;

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persons subject to the alternative minimum tax provisions of the Code;

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persons holding their interest in us through a partnership or similar pass-through entity;

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persons holding a 10% or more (by vote or value) beneficial interest in us;

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tax-exempt organizations; and

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non-U.S. stockholders (as defined below, and except as otherwise discussed below).

This summary assumes that stockholders hold our common stock as capital assets, which generally means as property held for investment.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF JAVELIN COMMON STOCK.

U.S. Federal Income Tax Considerations of JAVELIN as a REIT – Taxation of JAVELIN – General

We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ending December 31, 2012.  We believe that we have been organized and operate in a manner that allows us to qualify for taxation as a REIT under the Code.

The law firm of Sidley Austin LLP has acted as our special counsel for tax matters in connection with this registration. We have received an opinion of Sidley Austin LLP to the effect that, commencing with our taxable year ended December 31, 2012, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our actual method of operation has enabled, and our proposed method of operation will continue to enable us, to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that the opinion of Sidley Austin LLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct and that we will at all times operate in accordance with the method of operation described in our organizational documents and this document. Additionally, the opinion of Sidley Austin LLP is conditioned upon factual representations and covenants made by our management and the management of ARRM, regarding our organization, assets, present and future conduct of our business operations and other items regarding our ability to continue to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action that could adversely affect our qualification as a REIT. While we believe we are organized and operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Sidley Austin LLP or us that we will so qualify for any particular year. Sidley Austin LLP will have no obligation to advise us or the holders of our shares of common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Sidley Austin LLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below, under “- Requirements for Qualification as a REIT.” While we believe that we operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to operate in accordance with the REIT requirements in the future. See “- Failure to Qualify.”

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” with respect to distributed income at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT and distributed to stockholders generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT. See “- Taxation of Taxable U.S. Stockholders.”

Stockholders who are individual U.S. stockholders (as defined below) are generally taxed on corporate dividends at a reduced maximum rate (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by individual U.S. stockholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See “- Taxation of Taxable U.S. Stockholders.”

Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:

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We will be taxed at regular U.S. federal corporate income tax rates on any undistributed income, including undistributed net capital gains. We may be subject to the “alternative minimum tax” on our items of tax preference, if any.

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If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “- Prohibited Transactions” and “- Foreclosure Property” below.

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If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate.

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If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case maybe, multiplied by (b) a fraction intended to reflect our profitability.

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If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

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If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

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If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods (the foregoing sum is referred to as the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “- Requirements for Qualification as a REIT.”

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A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any TRS we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

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If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 10-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

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We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits (or REMICs) to the extent our stock is held by specified tax-exempt organizations not subject to tax on unrelated business taxable income. Similar rules will apply if we own an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax.

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We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

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We may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, the earnings of which would be subject to U.S. federal corporate income tax.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1)

that is managed by one or more trustees or directors;

(2)

the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)

that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)

that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)

the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6)

in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified entities);

(7)

which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

(8)

that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended, among other purposes to assist in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record stockholders of significant percentages of our shares of stock, in which the record stockholders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as an asset and as an item of income for us for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly-owned by a REIT, by other disregarded subsidiaries or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “- Asset Tests” and “- Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales). If dividends are paid to us by one or more TRSs we may own, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “- Taxation of Taxable U.S. Stockholders” and “- Annual Distribution Requirements.”

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess.

Gross Income Tests

In order to maintain our qualification as a REIT, we must annually satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain derivative instrument and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of shares of other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain derivative instrument and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. If we acquire or originate a construction loan, for purposes of the foregoing apportionment, the fair market value of the real property includes the fair market value of the land plus the reasonably estimated cost of improvement or developments (other than personal property) which secure the construction loan.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

We may invest in RMBS whose principal and interest payments are guaranteed by a U.S. Government agency, such as Ginnie Mae, or a GSE that are pass-through certificates. We expect that these agency pass-through certificates will be treated as interests in grantor trusts for federal income tax purposes. We will be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans will be qualifying income for purposes of the 75% and 95% gross income tests to the extent that the obligation is secured by real property, as discussed above. We also may invest in CMOs representing interests in agency pass-through certificates, RMBS that are not issued or guaranteed by a U.S. Government agency or a GSE, and CMBS. We expect that our investments in CMOs, non-agency RMBS and CMBS will be treated as interests in REMICs for federal income tax purposes. In the case of CMOs, RMBS and CMBS treated as interests in a REMIC, such interests will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests described above.

If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount which is treated as interest on an obligation secured by a mortgage on real property. In addition, some REMIC securitizations include embedded interest rate swap or cap contracts or other derivative instruments that potentially could produce nonqualifying income to us.  We expect that substantially all of our income from agency mortgage investments, RMBS, CMBS, and other mortgage loans will be qualifying income for purposes of the REIT gross income tests.

We believe that the interest, original issue discount, and market discount income that we receive from our mortgage-related securities generally will be qualifying income for purposes of both the 75% and 95% gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.

We may purchase agency mortgage-backed securities through “to-be-announced” forward contracts, or TBAs, and may recognize income or gains from the disposition of those TBAs through dollar roll transactions. There is no direct authority with respect to the qualifications of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. We will not treat these items as qualifying for purposes of the 75% gross income test unless we receive advice of counsel that such income and gains should be treated as qualifying for purposes of the 75% gross income test. As a result, our ability to enter into TBAs could be limited. Moreover, even if we were to receive advice of counsel as described in the preceding sentence, it is possible that the IRS could assert that such income is not qualifying income under the 75% gross income test. In the event that such income was determined not to be qualifying income for the 75% gross income test, we could be subject to a penalty tax or could fail to qualify as a REIT if such income, when added to any other non-qualifying income, exceeded 25% of our gross income.

We may hold certain participation interests, including B-notes in mortgage loans. Such interests in an underlying loan are created by virtue of a participation or similar agreement to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations which absorb losses first in the event of a default by the borrower. We believe that our participation interests will qualify as real estate assets for purposes of the REIT asset tests described below, and that the interest that we will derive from such investments will be treated as qualifying mortgage interest for purposes of the 75% and 95% income tests. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we will derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

We may invest in construction loans, the interest from which will be qualifying income for purposes of the REIT income tests, provided that the loan value of the real property securing the construction loan is equal to or greater than the highest outstanding principal amount of the construction loan during any taxable year, and other requirements are met. For purposes of construction loans, the loan value of the real property is the fair market value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which are to be constructed from the proceeds of the loan. There can be no assurance that the IRS would not successfully challenge our estimate of the loan value of the real property and our treatment of the construction loans for purposes of the REIT income and assets tests, which may cause us to fail to qualify as a REIT.

Fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally will not be qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Dividend Income

We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

Derivative Instrument Transactions

We may enter into derivative instrument transactions with respect to one or more of our assets or liabilities. Derivative instrument transactions could take a variety of forms, including interest rate swap or interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a derivative instrument transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, or (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of derivative instrument transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any derivative instrument transactions in a manner that does not jeopardize our qualification as a REIT.

Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “- Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

We, at the close of each calendar quarter, must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. Government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and certain kinds of mortgage-backed securities and mortgage loans. A regular or residual interest in a REMIC is generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below. Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 25% of the value of our gross assets.

The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, its interest as a partner in the partnership).

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including a failure caused solely by change in the foreign currency exchange rate used to value a foreign asset). If we fail to satisfy the asset tests because we acquire or increase our ownership interest in securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we may be permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

We may invest in RMBS whose principal and interest payments are guaranteed by a U.S. Government agency, such as Ginnie Mae, or a GSE, that are pass-through certificates. We expect that these agency pass-through certificates will be treated as interests in grantor trusts for federal income tax purposes. We will be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust.

We also may invest in CMOs representing interests in agency pass-through certificates, RMBS that are not issued or guaranteed by a U.S. Government agency or a GSE, and CMBS. We expect that our investments in CMOs, non-agency RMBS and CMBS will be treated as interests in REMICs for federal income tax purposes. Such interests will generally qualify as real estate assets, and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests.

To the extent that we hold mortgage participations or MBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income requirements, depending upon the circumstances and the specific structure of the investment. Our ability to invest in those assets may be limited by our intention to qualify as a REIT.

In addition, in certain cases (unless a safe harbor applies pursuant to IRS guidance), the modification of a debt instrument or, potentially, an increase in the value of a debt instrument that we acquired at a significant discount, could result in the conversion of the instrument from a qualifying real estate asset to a wholly or partially non-qualifying asset that must be contributed to a TRS or disposed of in order for us to satisfy the asset tests described above.

We expect that the assets and mortgage-related securities that we own generally will be qualifying assets for purposes of the 75% asset test. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities issued by C corporations that are not secured by mortgages on real property, those securities may not be qualifying assets for purposes of the 75% asset test. In addition, we may purchase agency mortgage-backed securities through TBAs. There is no direct authority with respect to the qualification of TBAs as real estate assets or Government securities for purposes of the 75% asset test and we will not treat TBAs as such unless we receive advice of our counsel that TBAs should be treated as qualifying assets for purposes of the 75% asset test. As a result, our ability to purchase TBAs could be limited. Moreover, even if we were to receive advice of counsel as described in the preceding sentence, it is possible that the IRS could assert that TBAs are not qualifying assets in which case we could be subject to a penalty tax or fail to qualify as a REIT if such assets, when combined with other non-real estate assets, exceed 25% of our gross assets. We believe that our holdings of securities and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements and intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. Moreover, values of some assets may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers (including REIT issuers) cause a violation of the REIT asset tests.

In addition, in order to finance some of our assets that we hold or acquire, we may enter into repurchase agreements, including with persons who sell us those assets. Under a repurchase agreement, we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase those sold assets. Although the tax treatment of repurchase transactions is unclear, we take the position that we are treated for U.S. federal income tax purposes as the owner of those assets that are the subject of any such repurchase agreement notwithstanding that we may transfer record ownership of those assets to the counterparty during the term of any such agreement. Because we enter into repurchase agreements the tax treatment of which is unclear, the IRS could assert, particularly in respect of our repurchase agreements with persons who sell us the assets that we wish to finance by way of repurchase agreements, that we did not own those assets during the term of the repurchase agreements, in which case we could fail to qualify as a REIT.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)

the sum of:

•

90% of our “REIT taxable income” (computed without regard to the deduction for dividends paid and our net capital gains); and

•

90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)

the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first monthly dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from our subsidiaries and (b) the inclusion of items in income by us for U.S. federal income tax purposes. For example, we may acquire debt instruments or notes whose face value may exceed its issue price as determined for U.S. federal income tax purposes (such excess, “original issue discount,” or OID), such that we will be required to include in our income a portion of the OID each year that the instrument is held before we receive any corresponding cash. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of our common stock. Both a taxable stock distribution and sale of common stock resulting from such distribution could adversely affect the price of our common stock.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Phantom Income

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain of our assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and we may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for federal income tax purposes. Accrued market discount is generally recognized as taxable income when and to the extent that any payment of principal is made on the debt instrument. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

We may also acquire discounted debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt will be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed. Following such a taxable modification of a non-publicly traded loan, we would hold the modified loan with a cost basis equal to its principal amount for federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS that is treated as a dealer or trader and that makes an election to use mark-to-market accounting, such TRS would be required at the end of each taxable year, including the taxable year in which any such modification were made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS could recognize a loss at the end of the taxable year in which the modifications were made to the extent that the fair market value of such debt instrument at such time was less than the instrument’s tax basis.

In addition, in the event that any debt instruments or MBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated MBS at the stated rate regardless of whether corresponding cash payments are received.

Due to each of these potential differences between income recognition or expense deduction and related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other actions to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “Annual Distribution Requirements.”

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualifications as a REIT.

Prohibited Transactions

Net income we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by us directly or through a pass-through subsidiary will not be in the ordinary course of business. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular asset in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to elect to treat the related property as foreclosure property.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”) under the Code if

•

substantially all of its assets consist of debt obligations or interests in debt obligations,

•

more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates,

•

the entity has issued debt obligations (liabilities) that have two or more maturities, and

•

the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to constitute “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs, with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, a portion of a REIT, or a disregarded subsidiary of a REIT that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” Under IRS guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to distributions paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•

cannot be offset by any net operating losses otherwise available to the stockholder,

•

is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and

•

results in the application of federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

Under IRS guidance, to the extent that excess inclusion income is allocated to a tax-exempt, record-name stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate. In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

To the extent that common stock owned by “disqualified organizations” is held by a broker or other nominee, the broker/dealer or other nominees would be liable for a tax at the highest corporate tax rate on the portion of our excess inclusion income allocable to the common stock held by the broker/dealer or other nominee on behalf of the “disqualified organizations.” A RIC or other pass-through entity owning our common stock will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to its record name owners that are “disqualified organizations.”

If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes, and potentially would be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Failure to Qualify

In the event that we violate a provision of the Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT. Specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable in the case of our stockholders who are individual U.S. stockholders (as defined below), at a reduced maximum rate, and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders who hold our stock that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our stock who for U.S. federal income tax purposes is:

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a citizen or resident of the U.S.;

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a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

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an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions

Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.

In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held our stock. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U S stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at reduced maximum federal rates in the case of U.S. stockholders who are individuals, and ordinary income rates for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for individual U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of those shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders at the same rates as capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a)

the qualified dividend income received by us during such taxable year from non-REIT C corporations (including any TRS in which we may own an interest);

(b)

the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(c)

the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a RIC), any TRS we may form, or a “qualifying foreign corporation” and specified holding period requirements and other requirements are met.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “- Taxation of JAVELIN - General” and “Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Common Stock

In general, a U.S. stockholder will realize gain or loss upon the sale or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the common stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gain and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our common stock will be subject to a reduced maximum U.S. federal income tax rate if our common stock is held for more than 12 months, and will be taxed at ordinary income rates if our common stock is held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at ordinary income rates, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate stockholder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Stockholders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Medicare Tax

Certain U.S. stockholders, who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividends and other income, including capital gain from the sale or disposition of our common stock.

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which is referred to in this prospectus as UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held our common stock as “debt financed property” within the meaning of the Code ( i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), (2) our common stock is not otherwise used in an unrelated trade or business, and (3) we do not hold an asset that gives rise to excess inclusion income, distributions from us and income from the sale of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI unless they are able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our common stock. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts. Certain restrictions limiting ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, or us from becoming a pension-held REIT.

Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our stock.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. holders of our common stock. For these purposes, a non-U.S. stockholder is a beneficial owner of our stock who is neither a U.S. stockholder nor an entity that is treated as a partnership for U.S. federal income tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation of non-U.S. stockholders.

General

For most foreign investors, investment in a REIT that invests principally in mortgage loans and mortgage-backed securities is not the most tax-efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most foreign investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral tax treaty between their country of residence and the United States.

Ordinary Dividends

The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. In the case of a taxable stock dividend with respect to which any withholding tax is imposed, we may have to withhold or dispose of part of the shares otherwise distributable in such dividend and use such shares or the proceeds of such disposition to satisfy the withholding tax imposed.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions

Unless (A) our common stock constitutes a “U.S. real property interest” (or USRPI) or (B) either (1) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If we cannot determine at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. stockholder’s adjusted tax basis in its common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (or FIRPTA) at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount realized by the stockholder less any amount treated as ordinary dividend income.

Capital Gain Distributions

Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries (or USRPI capital gains), will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation. However, FIRPTA will not apply to any distributions attributable to gains from dispositions of USRPIs with respect to any class of our stock which is regularly traded on an established securities market located in the U.S. if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of such dividend. Instead any capital gain dividend will be treated as a distribution subject to the rules discussed above under “- Taxation of Non-U.S. Stockholders - Ordinary Dividends.” Also, the branch profits tax will not apply to such a distribution. Given that the U.S. real estate related debt instruments (or trust certificates) we typically acquire and hold should not constitute USRPIs, we expect that any capital gains we may recognize from the disposition of any of our assets will not be subject to the FIRPTA rules described above; however, no assurance can be given to this effect. Distributions attributable to capital gains from dispositions of our assets that are not USRPIs are subject to the otherwise applicable REIT distribution rules described above under “- Non-U.S. Shareholders – Ordinary Dividends” and “- Non-U.S. Shareholders – Non-Dividend Distributions.”

Dispositions of Our Common Stock

Unless our common stock constitutes a USRPI, a sale of the stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. The stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property solely in a capacity as a creditor. We do not expect that more than 50% of our assets will consist of interests in real property located in the U.S, excluding interests solely in a creditor capacity.

Even if our shares of common stock otherwise would be a USRPI under the foregoing test, our shares of common stock will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition of our shares of common stock or the period of our existence), less than 50% in value of our outstanding shares of common stock is held directly or indirectly by non-U.S. stockholders. We believe we will be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, because our stock will be widely held, we cannot assure our investors that we will be a domestically controlled REIT. Even if we do not qualify as a domestically controlled REIT, a non-U.S. stockholder’s sale of our common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (a) our common stock owned is of a class that is “regularly traded,” as defined by the applicable Treasury regulation, on an established securities market, and (b) the selling non-U.S. stockholder owned, actually or constructively, 5% or less of our outstanding stock of that class at all times during a specified testing period.

If gain on the sale of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder in two cases: (a) if the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Other Withholding Rules

After June 30, 2014, withholding at a rate of 30% will be required on dividends in respect of, and after December 31, 2016, on gross proceeds from the sale of, shares of our stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury (or else complies with alternative procedures that may apply pursuant to an applicable intergovernmental agreement between the U.S. and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons.  Accordingly, the entity through which our shares are held will affect the determination of whether such withholding is required.  Similarly, after June 30, 2014, dividends in respect of, and after December 31, 2016, gross proceeds from the sale of, our shares held by an investor that is a non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury.  Even if the foregoing requirements are satisfied, distributions with respect to our common stock are still subject to the withholding requirements and rules described above under the headings “Taxation of Non-U.S. Stockholders - Ordinary Dividends,” “-  Non-Dividend Distributions,” and “- Capital Gain Dividends.”  Non-U.S. stockholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our stock.

Backup Withholding and Information Reporting

We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. stockholder who fails to certify its non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such stockholder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the stockholder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such stockholder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

State, Local and Foreign Taxes

We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. The state, local or foreign tax treatment of us and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in our shares of common stock.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

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directly to purchasers;

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through agents;

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to or through underwriters or dealers; or

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through a combination of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

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a block trade in which a broker−dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

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purchases by a broker−dealer, as principal, and resale by the broker−dealer for its account;

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ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

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privately negotiated transactions.

We may also enter into hedging transactions.  For example, we may:

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enter into transactions with a broker−dealer or affiliate thereof in connection with which such broker−dealer or affiliate will engage in short sales of securities pursuant to this prospectus, in which case such broker−dealer or affiliate may use common stock received from us to close out its short positions;

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sell securities short and redeliver such securities to close out our short positions;

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enter into option or other types of transactions that require us to deliver common stock to a broker−dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

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loan or pledge the common stock to a broker−dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be.  If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.  We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

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the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

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the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

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any delayed delivery arrangements;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to the prevailing market prices; or

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at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time.  Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act.  Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act.  We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

At-the-Market Offerings

If we reach an agreement with an underwriter on a placement, including the number of shares of common stock to be offered in the placement and any minimum price below which sales may not be made, such underwriter would agree to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to try to sell such shares on such terms.  Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at−the−market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the NYSE, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.  The name of any such underwriter or agent involved in the offer and sale of our common stock, the amounts underwritten, and the nature of its obligations to take our common stock will be described in the applicable prospectus supplement.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account.  The underwriters may resell the offered securities in one or more transactions, including negotiated transactions.  These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices.  We may offer the securities to the public through an underwriting syndicate or through a single underwriter.  The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them.  The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities.  Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities.  Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.  We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us.  These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities.  A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash.  In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions.  If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals.  We may negotiate and pay dealers’ commissions, discounts or concessions for their services.  The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.  Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly.  In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date.  The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve.  These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act.  Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.  This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities other than the shares of common stock, which are listed on the NYSE.  If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors.  While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice.  Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities.  We have no current plans for listing of the offered securities (other than the common stock) on any securities exchange; any such listing with respect to any particular securities will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of common stock, the underwriters may purchase and sell common stock in the open market.  These transactions may include short sales, syndicate covering transactions and stabilizing transactions.  Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position.  “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over−allotment option.  In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over−allotment option.  Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over−allotment option.  The underwriters may also make “naked” short sales of shares in excess of the over−allotment option.  The underwriters must close out any naked short position by purchasing common stock in the open market.  A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.  Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids.  Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.  Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions.  The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker−dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS

Certain legal matters, including the validity of the offered securities, will be passed upon for us by Akerman LLP, Miami, Florida. In addition, the description of U.S. federal income tax consequences contained in the section of this prospectus entitled “U.S. Federal Income Tax Considerations” is based on the opinion of Sidley Austin LLP, Chicago, Illinois.

EXPERTS

The financial statements as of and for the period from June 21, 2012 to December 31, 2012 incorporated in this prospectus by reference from JAVELIN Mortgage Investment Corp.’s Annual Report on Form 10-K for the year ended December 31, 2012 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby.  As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto.  We refer you to the registration statement and the exhibits thereto for further information.  This prospectus is qualified in its entirety by such other information. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, you should refer to the full text of the contract or other document filed or incorporated by reference as an exhibit to the registration statement.

Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you on the SEC's website at www.sec.gov.

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. Those reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and on the SEC's website referred to above after we file such reports and statements.

We maintain a website on the Internet with the address of www.javelinreit.com.   We are not incorporating by reference into this prospectus the information on our website, and you should not consider our website to be a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus which has been previously filed, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information included or incorporated by reference into this prospectus. We have filed the documents listed below with the SEC (File No. 001-35673) under the Exchange Act and these documents, along with our future filings (other than information furnished under Item 2.02 or 7.01 in Current Reports on Form 8-K), are incorporated herein by reference until the offerings are completed:

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Our Annual Report on Form 10−K for the year ended December 31, 2012, filed on March 21, 2013, and the portions of the Company's proxy statement on Schedule 14A for the Company's annual meeting of  stockholders, filed with the SEC on March 26, 2013, that are incorporated therein;

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Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2013, filed on May 7, 2013, June 30, 2013, filed on August 5, 2013 and September 30, 2013, filed on October 30, 2013;

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Our Current Reports on Form 8−K filed on March 19, 2013, May 3, 2013, May 13, 2013, June 13, 2013, August 28, 2013 and September 18, 2013; and

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The description of our common stock included in our Registration Statement on Form 8−A filed on September 28, 2012; and

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates (other than information in such documents that is furnished and not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of those documents.  All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement that contains this prospectus and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing those documents.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference herein); we will provide this information at no cost to the requester upon written or oral request to JAVELIN Mortgage Investment Corp., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963; telephone number (772) 617-4340. You may also obtain copies of this information by visiting our website at http://www.javelinreit.com.